Exhibit 10.1

EQUITY JOINT VENTURE CONTRACT

among

ANHUI RYZUR MEDICAL EQUIPMENT MANUFACTURING CO., LTD.

(安徽瑞德医疗设备制造有限公司)

and

MYOMO, INC.

and

BEIJING RYZUR MEDICAL INVESTMENT CO., LTD.

(北京瑞德医疗投资股份有限公司)

with respect to

JIANGXI MYOMO MEDICAL ASSISTIVE APPLIANCE CO., LTD.

(江西迈欧缪医疗辅助器具有限公司)

As of January 21, 2021

TABLE OF CONTENTS

CHAPTER ONE DEFINITIONS		1

1.1	DEFINITIONS	1
1.2	INTERPRETATION	1

CHAPTER TWO PARTIES		2

2.1	PARTIES	2
2.2	REPRESENTATIONS AND WARRANTIES	2
2.3	CHANGE OF REPRESENTATIVE	2

CHAPTER THREE ESTABLISHMENT AND CONTINUED EXISTENCE OF THE COMPANY		3

3.1	NAME OF THE COMPANY	3
3.2	FILING WITH MOFCOM	3
3.3	PRC LEGAL PERSON	3
3.4	LIMITED LIABILITY	3

CHAPTER FOUR PURPOSE, SCOPE AND SCALE OF BUSINESS		3

4.1	PURPOSE	3
4.2	SCOPE OF BUSINESS	4

CHAPTER FIVE TOTAL INVESTMENT AMOUNT AND REGISTERED CAPITAL		4

5.1	REGISTERED CAPITAL	4
5.2	REGISTERED CAPITAL CONTRIBUTION	4
5.3	CAPITAL RESERVE	4
5.4	CONDITIONS PRECEDENT OF CAPITAL CONTRIBUTION	5
5.5	ADDITIONAL FINANCING	5
5.6	RESTRICTIONS ON TRANSFERS	5
5.7	RIGHT OF FIRST REFUSAL	6
5.8	RIGHT OF CO-SALE	7
5.9	NEW SHAREHOLDER	8
5.10	PUT OPTION	8
5.11	IPO OF BEIJING RYZUR	9

CHAPTER SIX RESPONSIBILITIES OF THE PARTIES		9

6.1	ANHUI RYZUR’S RESPONSIBILITIES	9
6.2	MYOMO’S RESPONSIBILITIES	9

CHAPTER SEVEN SHAREHOLDERS’ MEETING		10

7.1	SHAREHOLDERS’ MEETING	10
7.2	CONVENING OF THE SHAREHOLDERS’ MEETING	10
7.3	NOTICE OF SHAREHOLDERS’ MEETING	11
7.4	LOCATION AND TIME OF SHAREHOLDERS’ MEETINGS	11
7.5	APPROVAL OF THE SHAREHOLDERS’ MEETING	11
7.6	WRITTEN CONSENT	13

CHAPTER EIGHT BOARD OF DIRECTORS		13

8.1	SIZE; APPOINTMENTS	13
8.2	DUTIES OF CHAIRMAN	13
8.3	QUORUM	13
8.4	BOARD MEETINGS	14
8.5	PROXIES	14
8.6	MAJORITY VOTE STANDARD	14
8.7	DUTY OF THE DIRECTORS	14
8.8	ACTIONS REQUIRING UNANIMOUS CONSENT	15
8.9	WRITTEN CONSENT	16
8.10	CONFERENCE CALLS	16
8.11	REMUNERATION	16

CHAPTER NINE SUPERVISOR		16

9.1	SUPERVISOR	16
9.2	DUTY OF SUPERVISOR	16
9.3	REMUNERATION	16

CHAPTER TEN BUSINESS MANAGEMENT		17

10.1	GENERAL MANAGER	17
10.2	RESPONSIBILITIES OF GENERAL MANAGER	17
10.3	OTHER MANAGEMENT PERSONNEL	17
10.4	SUBSIDIARIES	17

CHAPTER ELEVEN LABOR MANAGEMENT		17

11.1	EMPLOYEES	17
11.2	EMPLOYMENT PLAN	17
11.3	LABOR CONTRACT	17
11.4	EXPERT SUPPORT	18

CHAPTER TWELVE TAXATION, FINANCE, INSURANCE AND INSPECTION		18

12.1	TAXATION	18
12.2	US TAX ELECTION	18
12.3	ACCOUNTING	18
12.4	AUDITING	18
12.5	BANK ACCOUNTS	19
12.6	INSURANCE	19
12.7	INSPECTION	19
12.8	INFORMATION	19

CHAPTER THIRTEEN PROFIT DISTRIBUTION		20

13.1	THREE FUNDS	20
13.2	ACCUMULATED LOSSES AND PROFITS	20
13.3	PROFIT DISTRIBUTION	20

CHAPTER FOURTEEN PURCHASE OF MYOPRO CONTROL SYSTEM		20

14.1	PURCHASE OF MYOPRO CONTROL SYSTEM	20
14.2	GUARANTEED ANNUAL MINIMUM PAYMENT AMOUNT; ADJUSTMENT TO GUARANTEED MINIMUM PAYMENT	20
14.3	PURCHASE PRICE PER UNIT	21
14.4	EXPORT TO MYOMO	21

CHAPTER FIFTEEN EFFECTIVENESS; TERM		21

15.1	EFFECTIVENESS OF THE CONTRACT	21
15.2	TERM.	21
15.3	EXTENSION	22

CHAPTER SIXTEEN TERMINATION AND LIQUIDATION		22

16.1	TERMINATION UPON EXPIRATION OF TERM	22
16.2	TERMINATION BY MUTUAL AGREEMENT	22
16.3	EARLY TERMINATION	22
16.4	LIQUIDATION	23
16.5	EFFECT OF TERMINATION	24

CHAPTER SEVENTEEN CONFIDENTIALITY AND NON-COMPETITION		24

17.1	CONFIDENTIALITY	24
17.2	NON-COMPETITION	25

CHAPTER EIGHTEEN COMPLIANCE WITH LAW		26

18.1	GENERAL COMPLIANCE	26
18.2	U.S.TRADE LAWS	26

CHAPTER NINETEEN GOVERNING LAW; DISPUTE RESOLUTION		26

19.1	GOVERNING LAW	26
19.2	DISPUTE RESOLUTION	27
19.3	OTHER MATTERS UNAFFECTED	27

CHAPTER TWENTY LIABILITIES FOR BREACH OF CONTRACT		27

20.1	BREACH OF CONTRACT	27
20.2	DAMAGES	27

CHAPTER TWENTY-ONE MISCELLANEOUS		28

21.1	NOTICES	28
21.2	FURTHER ASSURANCES	28
21.3	ENTIRE AGREEMENT	28
21.4	NO IMPLIED WAIVERS	28
21.5	SEVERANCE	29
21.6	AMENDMENTS	29
21.7	NO ASSIGNMENT	29
21.8	GUARANTEE BY BEIJING RYZUR	29
21.9	FUTURE COOPERATION	29
21.10	LANGUAGE	30
21.11	COUNTERPARTS	30

Schedule I	Definitions
Schedule II	List of Company Competitors

EQUITY JOINT VENTURE CONTRACT

In accordance with the Foreign Investment Law of the People’s Republic of China, Company Law of the People’s Republic of China, and in conformity with other relevant Laws of the PRC, and adhering to the principles of equality and mutual benefit and through friendly consultations:

(i)

Anhui Ryzur Medical Equipment Manufacturing, Co., Ltd., (in Chinese “安徽瑞德医疗设备制造有限公司”) (“Anhui Ryzur”), a limited liability company incorporated in and under the Laws of the PRC and having its registered office at #4 and #5 factory, Ryzur Medical Industrial Park, Economic and Technological Development Zone, Hefei, Anhui Province, PRC (安徽省合肥市经济技术开发区宿松路以西观海路以南瑞德医疗产业园4#、5#厂房);

(ii)	Myomo, Inc. (“Myomo”), a listed company incorporated under the Laws of the State of Delaware, USA; and

(iii)

Beijing Ryzur Medical Investment Co., Ltd., (in Chinese “北京瑞德医疗投资股份有限公司”) (“Beijing Ryzur”), a company limited by shares incorporated in and under the Laws of the PRC and having its registered office at Room 2218, #26 Yard, West Juyuan Road, Mapo Country, Shunyi District, Beijing, PRC (北京市顺义区马坡镇聚源西路26号院2218室).

hereby enter into this Equity Joint Venture Contract (this “Contract”) with respect to Jiangxi Myomo Medical Assistive Appliance Co., Ltd. (江西迈欧缪医疗辅助器具有限公司) (the “Company”) as of January 21, 2021 (“Execution Date”). In this Contract, Myomo and Anhui Ryzur are collectively referred to as “Parties”; and a “Party” means each or any of the Parties, as the context may require.

Recitals

WHEREAS, the Parties desire to jointly establish a Sino-foreign equity joint venture on and subject to the terms set forth in this Contract.

NOW, THEREFORE, the Parties hereby agree as follows:

Chapter One

Definitions and Interpretations

1.1	Definitions. Unless the context otherwise requires, capitalized terms used in this Contract shall have the meanings as defined in Schedule I attached hereto.

1.2

Interpretation. For all purposes of this Contract, except as otherwise expressly provided, (a) the defined terms shall have the meanings assigned to them in their respective definitions and include the plural as well as the singular, and pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; (b) all references in this Contract to designated “Chapters”, “Sections” and other subdivisions are to the designated Chapters, Sections and other subdivisions of the body of this Contract unless explicitly stated otherwise, and all references in this Contract to designated schedules and exhibits are to the schedules and exhibits attached to this

Contract unless explicitly stated otherwise, (c) the words “herein”, “hereof”, and “hereunder” and other words of similar import refer to this Contract as a whole and not to any particular Chapter, Section or other subdivision, (d) the titles of the Sections and Subsections of this Contract are for convenience of reference only and are not to be considered in construing this Contract, (e) any reference in this Contract to any “Party” or any other Person shall be construed so as to include its successors in title, permitted assigns and permitted transferees, (f) any reference in this Contract to any agreement or instrument is a reference to that agreement or instrument as amended or novated, and (g) this Contract is jointly prepared by the Parties and should not be interpreted against any Party by reason of authorship.

Chapter Two

Parties

2.1	Parties. Parties to the Company are as follows:

(a)	Anhui Ryzur:	Anhui Ryzur Medical Equipment Manufacturing, Co., Ltd., (in Chinese“安徽瑞德医疗设备制造有限公司”)
	Registered Address:	#4 and #5 factory, Ryzur Medical Industrial Park, Economic and Technological Development Zone, Hefei, Anhui Province, PRC (安徽省合肥市经济技术开发区宿松路以西观海路以南瑞德医疗产业园4#、5#厂房)
	Legal representative:	Ren Song
	Position:	Legal Representative
	Nationality:	PRC

(b)	Myomo:	Myomo, Inc.
	Registered Address:	One Broadway, 14th Floor, Cambridge,
MA 02142, USA
	Authorized representative:	Paul Gudonis
	Position:	Chief Executive Officer
	Nationality:	USA

2.2

Representations and Warranties. Each Party represents and warrants to the other Party that: (i) it is a duly organized and validly existing independent legal person in its jurisdiction of incorporation and has the full power and legal right to conduct its business in accordance with its charter documents; (ii) it possesses full power and authority to enter into this Contract and to perform its obligations hereunder; (iii) its representative whose signature is affixed hereto has been fully authorized to sign this Contract and to bind itself as a Party thereby; (iv) its execution, delivery and performance of this Contract do not and will not contravene or conflict with or constitute a violation of its corporate organizational documents or any board resolutions, or any provision of any Law applicable to that Party; and (v) upon the effective date of this Contract, the provisions of this Contract shall constitute its legal, valid and binding obligations.

2.3

Change of Representative. Each Party shall have the right to change its legal representative or authorized representative but shall promptly notify the other Party in writing of such change and the name, position and nationality of its new legal representative or authorized representative.

Chapter Three

Establishment of the Company

3.1	Name of the Company. The name of the Company in Chinese is “江西迈欧缪医疗辅助器具有限公司” or the name approved by the Registration Authority.

The name of the Company in English is “Jiangxi Myomo Medical Assistive Appliance Co., Ltd.”.

The registered address of the Company is: “1st Floor, Building No. 6, 544 Jiamaowu Road, inner Comprehensive Bonded Area, Xinjian District, Nanchang, Jiangxi Province (江西省南昌市新建区综合保税区内嘉茂五路544号6栋1层)”

3.2	Approvals and Filings. Immediately after the effective date of this Contract, the Parties shall:

(a)

register the establishment of the Company with the State Administration for Market Regulation or its competent local counterpart (the “Registration Authority”) and to obtain the Company’s business license (the “Business License”) from the Registration Authority. The date of the issuance of the Business License shall be referred to as the “Establishment Date;” Upon the Establishment Date, the Parties contemplate entering into the IP License Agreements, which will allow the Company to manufacture and sell products in the Territory incorporating Myomo’s technology;

(b)

complete all necessary procedures for the record-filing of the incorporation of Sino-Foreign equity joint venture with the Ministry of Commerce of the PRC or its competent local counterpart (“MOFCOM”); and

(c)	complete all necessary foreign exchange registration procedures in accordance with the PRC Law, and open RMB deposit accounts and Foreign Exchange deposit accounts with authorized banks in the PRC.

3.3	PRC Legal Person. The Company shall exist as a PRC legal person in the form of a Sino-foreign equity joint venture.

3.4

Limited Liability. The Company shall be a limited liability company. The Company shall be liable for all its debts and obligations to the extent of its own assets. Each Party shall only be liable to the Company up to its committed capital contribution to the registered capital and capital reserve of the Company. Creditors of the Company (including taxation and other authorities) shall have no recourse whatsoever against any Party for any Liability of the Company.

Chapter Four

Purpose, Scope and Scale of Business

4.1

Purpose. The Company will, by itself or through its Subsidiaries, engage in the development, manufacture, commercialization and distribution of Myomo Products (the “Business”) in the PRC, Hong Kong, Macau and Taiwan (the “Territory”).

4.2

Scope of Business. The business scope of the Company is “development & research, production, assembling and sale of the articles, tools, rehabilitation assistance appliance and daily electrical equipment for disabled; production and sale of Class I medical device; production and sale of Class II medical device (研发、生产、装配、销售假肢、矫形器、轮椅、拐杖等残疾人用品、用具、其它康复辅助器具和生活电器。一类医疗器械、销售、制造，二类医疗器械制造、销售)”, which shall be subject to the Registration Authority’s approval.

Chapter Five

Total Investment Amount and Registered Capital

5.1	Registered Capital. The registered capital of the Company shall be US$600,000, which shall be contributed by the Parties in accordance with Section 5.2 below.

5.2	Registered Capital Contribution. Immediately after the Establishment Date but subject to the conditions set out in Section 5.4:

(i)

Anhui Ryzur shall, as promptly as practicable and in any event within fifteen (15) Business Days after the Establishment Date, contribute the RMB equivalent of US$401,000 to the registered capital of the Company in the form of cash, which RMB equivalent shall be calculated based on the median US$-RMB exchange rate published by the People’s Bank of China on the date of contribution, representing a 66.83% equity interest in the Company on a fully-diluted basis;

(ii)

Myomo shall, within fifteen (15) Business Days after its receipt of the full amount of the License Fee paid by the Company pursuant to the Technology License Agreement, contribute US$199,000 to the registered capital of the Company in the form of cash, representing a 33.17% equity interest in the Company on a fully-diluted basis. Anhui Ryzur shall ensure the Company has sufficient funds to pay Myomo the License Fee as agreed and provided in the Technology License Agreement.

Upon the request of Myomo, the Company shall appoint an accounting firm or other qualified institution to evaluate and verify each Party’s capital contribution.

5.3	Capital Reserve. In addition to the registered capital contribution as provided in above Section 5.2 but subject to the conditions set out in Section 5.4:

(i)

Anhui Ryzur, together with any new investors of the Company introduced by Anhui Ryzur, will contribute such additional capital of a minimum of US$8,000,000 and up to US$20,000,000 to the capital reserve of the Company during the first five (5) years after the Establishment Date: US$5,000,000 of which shall be made as soon as practicable but no later than thirty (30) days after the Parties have agreed on the business plan, annual budget and financial model (the “Business Plan”) for the Company, which shall be agreed within sixty (60) days following the Establishment Date, and the remainder of the capital contribution will be made pursuant to the Business Plan. For the avoidance of doubt, the Business Plan may not be amended or modified without the prior approval of the Board (including the prior written consent of the Director appointed by Myomo); and

(ii)

Any contribution to the capital reserve of the Company made by Anhui Ryzur or any new investors of the Company shall not dilute Myomo’s shareholding percentage in the Company, being 33.17% of the equity interest of the Company before the Capital Increase or 19.9% of the equity interest of the Company after the Capital Increase.

5.4

Conditions Precedent of Capital Contribution. The Parties agree that neither of the Parties shall be required to make any capital contribution to the Company in accordance with above Sections 5.2 or 5.3 until the following conditions are satisfied or waived by the Parties:

(a)	the Company shall have been duly established under PRC Laws; and

(b)	each of the Transaction Documents shall have been duly executed by the parties thereto.

5.5	Additional Financing.

(a)

The Parties agree that after the Establishment Date, the Master Fund will, through one of its affiliated companies or SPV, subscribe for the RMB equivalent of US$400,000 newly issued registered capital of the Company (the “Capital Increase”) and after completion of the Capital Increase, Anhui Ryzur will hold 40.1% equity interest in the Company on a fully-diluted basis, the Master Fund will hold 40% equity interest in the Company on a fully-diluted basis and Myomo will hold 19.9% equity interest in the Company on a fully-diluted basis. The Parties, the Company and the Master Fund shall enter into necessary capital increase agreement and the amended and restated Joint Venture Contract and amended and restated Articles of Association for the purpose of the Capital Increase.

(b)

Any future capital raise (including increase of registered capital, issuance of equity, convertible securities or equity-linked instruments) for the Group shall be subject to the written consent of the Parties and the unanimous approval of the Board.

(c)

In the event that the Company or any member of the Group increases its registered capital or issues equity, convertible securities or equity-linked instruments, the Parties will be entitled to participate on a pro rata basis as subscribers, through contribution of cash or other assets and on terms to be agreed to by the Parties.

5.6	Restrictions on Transfers.

(a)

Unless specifically permitted herein, no Party may, directly or indirectly, sell, assign, mortgage, pledge, or otherwise dispose of (each a “Transfer”) all or any part of its equity interests in the Company to any third party, or otherwise create any third party rights or Encumbrance upon all or any part of its equity interests in the Company, without the prior written consent of the other Party.

(b)	Notwithstanding anything to the contrary under Section 5.6(a) above:

(i)

any Party may Transfer all or any part of its equity interest in the Company either to its Affiliate(s) thereof or otherwise in connection with its internal restructuring; and the other Party is hereby deemed to have given its consent to such Transfer and waived its statutory right of first refusal in connection with such Transfer; and

(ii)

Anhui Ryzur shall be entitled to Transfer any part of its equity interests in the Company to any third party; provided that (A) Anhui Ryzur shall notify Myomo in writing of each such Transfer prior to making such Transfer, and (B) after completion of such Transfer, (y) Anhui Ryzur shall own no less than 30% equity interests of the Company on a fully-diluted basis, and (z) Anhui Ryzur and any new investors of the Company introduced by Anhui Ryzur shall collectively own no less than 51% equity interests of the Company on a fully-diluted basis, provided, in each of (i) and (ii) above, that none of the transferees of such Transfer shall be a Company Competitor.

(c)

As a condition to any permitted Transfer as set out in above Section 5.6(b), the transferee shall agree in writing to be bound by the terms of this Contract and the Articles of Association to the same extent as the transferor was so bound.

(d)

Any reference to the Transfer hereunder shall include any change in the direct and indirect beneficial interest in a Party. For the avoidance of doubt, each Party shall not circumvent or otherwise avoid the Transfer restrictions set forth in this Contract, whether by holding the equity interests of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any equity interests by such Party or any such Person, or otherwise.

(e)

Any purported Transfer or issuance of any equity interests of any shareholder of the Company or any such Person in contravention of this Contract shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party shall recognize any such Transfer or issuance.

(f)

If any Party should breach any restrictions under this Section, then without limiting any other non-breaching Party’s other right or remedy available to it under the Law or hereunder against the breaching Party, any such non-breaching Party shall be entitled to apply to any competent administrative or judicial authorities for an injunction, to the extent such remedy is available under the applicable Law, to enjoin the breaching Party from any breaching Transfer.

5.7	Right of First Refusal.

(a)

When a Party (the “Transferring Party”) wishes to Transfer all or any part of its equity interest in the Company to a third party, it shall give a written notice (the “Transfer Notice”) to the other Party (the “Non-Transferring Party”), setting forth the equity interest it wishes to Transfer (the “Transfer Shares”), the price of such Transfer, the identity of the proposed transferee and any other relevant terms and conditions of the proposed transaction. The Non-Transferring Party shall have a right of first refusal to purchase all, but not less than all of the Transfer Shares on the same terms and conditions as the offer price that triggered this first right of refusal. If the Non-Transferring Party wishes to exercise its right of first refusal, it shall deliver a notice (the “Exercise Notice”) of exercise of its right of first refusal to the Transferring Party within thirty (30) days (the “Thirty Day Period”) after receipt of the Transfer Notice. The Exercise Notice shall be final and binding on such Non-Transferring Party. If the Non-Transferring Party fails to deliver the Exercise Notice within the Thirty Day Period, the Transferring Party shall be free to sell such portion of the Transfer Shares to the proposed third party transferee provided that the final purchase price and other material terms and conditions offered to such proposed transferee shall not be different than those offered to such Non-Transferring Party.

(b)

Upon the receipt of Exercise Notice by the Transferring Party, the Parties shall enter into an equity interest purchase agreement within one (1) month in all material respects on the terms and conditions provided in the Transfer Notice, which equity interest purchase agreement shall provide, among other things, that (i) the payment for the Transfer Shares to be purchased shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such Transfer Shares to be purchased, at a place and time agreed by the Transferring Party and the Non-Transferring Party that have elected to purchase a majority of the Transfer Shares to be purchased by the Non-Transferring Party, and (ii) the scheduled time for closing shall not be later than sixty (60) days following the expiration of Thirty Day Period or the last period during which any Non-Transferring Party may elect to purchase any Transfer Shares.

5.8	Right of Co-sale.

(a)

In the equity transfer in accordance with above Section 5.7, in the event that Anhui Ryzur is the Transferring Party (the “Lead Sale Party”), if Myomo does not exercise its right of first refusal under Section 5.7, Myomo shall also have the right (but not the obligation) (the “Co-Sale Right”), to Transfer part or all of its equity interest in the Company (the “Co-Sale Shares”) to the proposed transferee, in proportion to the Lead Sale Party’s right to transfer any of its equity interest, on the same terms and conditions with respect to the proposed Transfer by the Lead Sale Party of its Transfer Shares as set out in the Transfer Notice in accordance with the procedure set forth in Section 5.8(b) below. If the proposed transferee declines to purchase all of the Transfer Shares proposed to be sold by the Lead Sale Party and the Co-Sale Shares, the amount of the equity interest that the proposed transferee agrees to purchase shall be allocated between the Lead Sale Party and Myomo on a pro rata basis based on their respective shareholdings in the Company.

(b)

Within thirty (30) Business Days after expiration of the Thirty Day Period (the “Co-Sale Period”), if Myomo does not exercise its right of first refusal with respect to the proposed Transfer of any Transfer Shares by the Lead Sale Party under Section 5.7 above in relation to the Transfer Shares, Myomo shall have the right, exercisable upon delivery of a written notice (the “Co-Sale Notice”) to the Transferor and the Company, to participate in such sale of the Transfer Shares. If Myomo delivers to the Transferring Party and the Company a Co-Sale Notice pursuant to the foregoing sentence, it shall have a right to participate in any sale by the Transferring Party of the Co-Sale Shares on the same terms and conditions as specified in the relevant Transfer Notice; provided that Myomo shall (i) only be required to provide representations and warranties relating to title and ownership of the equity interest to be transferred by it and shall not be required to provide representations and warranties on the business or assets of the Company or any of its Subsidiaries and (ii) not be obliged to pay any amount with respect to any Liabilities arising from the representations and warranties made by it in excess of its share of the total consideration paid by the proposed transferee. The Co-Sale Notice shall indicate the amount of equity interest of the Company Myomo wishes to sell under its right to participate.

(c)

To the extent that the Non-Transferring Party has not exercised its rights to purchase all of the Transfer Shares within the Thirty Day Period specified in Section 5.7 above, and, to the extent a Lead Sale Party proposes to Transfer its equity interest in the Company to a proposed transferee, the Non-Transferring Party has not exercised its rights to participate in the sale of the Co-sale Shares within the Co-Sale Period specified in Section 5.8(b) above, the Transferring Party shall have a time period of ninety (90) days from date of the expiration of the foregoing rights to sell the relevant Transfer Shares to any proposed transferee identified in the relevant Transfer Notice so long as the terms and conditions (including the purchase price) of such sale are no more favorable to such proposed transferee than those specified in the relevant Transfer Notice. Within fifteen (15) Business Days of entering into any definitive agreement to sell the Transfer Shares to a proposed transferee under this subsection, the Transferring Party shall furnish each Non-Transferring Party with a copy of all definitive agreements relating to such sale.

5.9

New Shareholder. Any new shareholder of the Company who is not already a party to this Contract shall, not later than the time that it becomes a shareholder of the Company, enter into the amended and restated equity joint venture contract with respect to the Company or amendment to this Contract (as applicable) with all of the other then-existing shareholders of the Company, provided that such amended and restated joint venture contract or amendment (as applicable) shall not substantively change the terms and conditions hereof or affect the purposes hereunder, including without limitation the then-existing shareholders’ rights and obligations contemplated hereunder, in each case without the written consent of each then-existing shareholder of the Company (which consent may be withheld in the sole discretion of each such then-existing shareholder).

5.10	Put Option.

(a)

Upon the expiration of the Joint Venture Term, Myomo may deliver a written notice (the “Redemption Notice”) to Anhui Ryzur requesting that Anhui Ryzur to purchase all (and not less than all) of its then equity interest in the Company in exchange for the Redemption Price, payable in immediately available funds of the appropriate currency in USD at the closing of such purchase. For purposes of this Contract, “Redemption Price” shall mean an aggregate price equal to the then fair market value of all of the equity interests in the Company then held by Myomo at the time of Myomo’s delivery of the Redemption Notice, which shall be determined by an independent third-party appraiser as mutually selected by Anhui Ryzur and Myomo (the “Valuer”). The determination of such fair market value by the Valuer shall, in the absence of manifest error, be final and binding for all parties concerned. The costs for appointing the Valuer for determination of such fair market value shall be borne by Anhui Ryzur and Myomo in proportion to their respective ownership percentage in the registered capital of the Company. The Valuer shall act as expert and not as an arbitrator.

(b)

In the event that Anhui Ryzur fails to pay the Redemption Price in full to Myomo within sixty (60) days following Myomo’s delivery of the Redemption Notice, Myomo and its Affiliates shall be entitled to elect a majority of the Company’s Directors and shall have consent rights on all of the Company’s cash capital expenditures, in each case until the Redemption Price is paid in full to Myomo. The Company shall, and Anhui Ryzur shall cause the Company to, do all things and take all actions necessary or desirable to enable Myomo to exercise the foregoing rights in accordance with the Articles of Association and applicable Laws. Without limiting the foregoing, the Company shall procure that the profits of each Subsidiary of the Company for the time being available for distribution shall be paid to the Company for purposes of making the redemption of equity interest held by Myomo and/or its Affiliates required to be made pursuant to this Section 5.10.

(c)	If each of the Parties agrees in writing to renew the Joint Venture Term, then Myomo’s above put option shall be only exercisable upon the expiration of such extended Joint Venture Term.

5.11

IPO of Beijing Ryzur. If Beijing Ryzur or any of its Subsidiaries completes an initial public offering and becomes listed on an internationally-recognized stock exchange, Beijing Ryzur and Myomo shall discuss in good faith for the purposes of agreeing on a way for Myomo to exchange its equity interests in the Company for equity interests in Beijing Ryzur or such listed Subsidiary of an equal fair market value in a way satisfactory to both Beijing Ryzur and Myomo and compliant with the PRC Laws. Beijing Ryzur shall, or if applicable, shall cause such Subsidiary to, cooperate with Myomo in effecting and implementing such exchange of equity interests. For purposes of implementing the exchange of equity interests as set forth in this Section 5.11, the fair market value of Myomo’s equity interests in the Company shall be determined in the same manner as set forth in Section 5.10(a) above.

Chapter Six

Responsibilities of the Parties

6.1	Anhui Ryzur’s Responsibilities. In addition to its obligations stated in other provisions of this Contract, Anhui Ryzur shall be responsible for the following matters:

(a)	assisting the Company in obtaining proper premise at market rates for registering the Company;

(b)

assisting the Company in applying for and obtaining all possible Tax reductions and exemptions and all other relevant investment incentives, privileges and preferences available to the Company under the Laws of the PRC;

(c)	assisting the Company in applying for and being granted all necessary approvals, permits, certificates and licenses required for the Business from the relevant Government Authorities;

(d)	assisting the Company in its relations with Government Authorities and PRC domestic companies;

(e)	assuming its own costs incurred for the establishment of the Company;

(f)	assisting the Company to maintain Myomo quality standards for products and related service;

(g)	providing the Company with a complete and comprehensive sales plan upon further discussion with Myomo and the Company; and

(h)	assisting in such other matters as are entrusted to it by the Board.

6.2	Myomo’s Responsibilities. In addition to its obligations stated in other provisions of this Contract, Myomo shall be responsible for the following matters:

(a)	assisting the Company in recruiting management and technical personnel;

(b)	licensing the Myomo IP to the Company in accordance with the IP License Agreements;

(c)	assisting the Company in formulating its business strategy;

(d)	assisting the Company in formulating standards for recruiting, evaluating and promoting staff and workers;

(e)

assuming its own costs incurred for the establishment of the Company, provided that, notwithstanding anything to the contrary, if the Establishment Date has not occurred within six (6) months following the Execution Date, Anhui Ryzur and Beijing Ryzur, jointly and not severally, shall promptly reimburse Myomo for up to US$50,000 of Myomo’s reasonable and documented expenses incurred for the establishment of the Company; and

(f)	handling such other matters as are entrusted to it by the unanimous consents of the Board.

Chapter Seven

Shareholders’ Meeting

7.1	Shareholders’ Meeting.

(a)	The shareholders’ meeting (the “Shareholders’ Meeting”) is the highest authority of the Company.

(b)	The shareholders shall have such voting rights in proportion to their equity interests in the Company.

(c)	The first shareholdings’ meeting shall be convened and presided by Anhui Ryzur within thirty (30) days after the issuance date of the first business license of the Company.

(d)

The Shareholders’ Meetings include regular meetings and interim meetings. Regular meetings shall be convened at least once every year. Shareholder(s) holding one-tenth or more of the voting rights of the Company, or one-third or more of the Directors, or any Supervisor may propose to convene an interim meeting.

(e)

No matter shall be approved by any Shareholders’ Meeting unless a quorum of shareholders is present at the time when the meeting proceeds. A quorum shall consist of at least one shareholder representing Anhui Ryzur and one shareholder representing Myomo, either in person or proxy.

7.2	Convening of the Shareholders’ Meeting.

(a)

The Shareholders’ Meetings shall be convened by the Board and presided by the Chairman; if the Chairman is unable or fails to preside over a Shareholders’ Meeting, the Vice Chairman shall preside over the Shareholders’ Meeting; if the Vice Chairman is unable or fails to preside over a Shareholder’s Meeting, a Director appointed by more than half of all Directors shall preside over the Shareholders’ Meeting.

(b)

If the Board is unable or fails to convene a Shareholders’ Meeting, any Supervisor shall convene and preside over the meeting; if no Supervisor is able to convene and preside over a Shareholders’ Meeting, Shareholder(s) holding one-tenth or more of the voting rights of the Company may convene and preside over the Shareholders’ Meeting.

7.3	Notice of Shareholders’ Meetings.

(a)

Written notice specifying the date, time, location and agenda of each regular Shareholders’ Meeting shall be served to each Shareholder by the Chairman at least thirty (30) days prior to such meeting. Any Shareholder may add additional items to the agenda of a regular Shareholders’ Meeting by delivering a notice of such additional items to the other Shareholder at least ten (10) days prior to the meeting.

(b)

Written notice specifying the date, time, location and agenda of each interim Shareholder’s Meeting shall be served to each Shareholder at least ten (10) days prior to the meeting. The Chairman shall issue notice to convene a Shareholders’ Meeting within seven (7) Business Days after receipt of the notice given by the Shareholder(s), the Directors or Supervisor(s) in accordance with Section 7.2.

(c)	No matters shall be decided at a Shareholders’ Meeting other than the matters specified in the notice served in accordance with Section 7.3(a) and 7.3(b).

(d)	The notice period referred to in this Section 7.3 may be abridged by the written consent of the shareholders.

(e)	All notices given under this Section 7.3 shall be given in both Chinese and English, unless waived in writing by the relevant recipients.

7.4	Location and Time of Shareholders’ Meetings.

(a)	Shareholders’ meetings shall be held at the principal place of business of the Company or such other venue as may be agreed by the shareholders at normal business hours.

(b)

The shareholders may participate by telephone or video-conferencing, provided that each participating shareholder’s representative can hear and be heard and are present from the commencement to the close of the meeting.

(c)	The Shareholder’s representatives participating the Shareholders’ Meetings shall present and deliver to the Secretary the power of authority issued by relevant shareholder before each meeting.

7.5	Approval of the Shareholders’ Meeting.

(A)	The following matters require the unanimous approval of shareholders:

(a)	any amendment to, or any modification or alteration of, this Contract, the Articles of Association of the Company, and the IP License Agreement;

(b)	increase, reduction, repurchase, or alteration of the Company’s registered capital, or issuance of debt, equity or equity-linked securities by the Company;

(c)	creation or issuance of any equity securities of the Company that rank senior than, or pari passu with, the equity interests held by Myomo in the Company;

(d)	any decision on making an initial public offering or listing of the Company;

(e)	election and appointment and replacement of the Director of the Board and Supervisors;

(f)	approval of the Company’s operational guidelines and investment plans formulated by the Board, including any material changes thereto and material deviation therefrom;

(g)	deliberation and approval of reports of the Board formulated by the Board;

(h)	deliberation and approval of reports of the Supervisors formulated by Supervisors;

(i)	deliberation and approval of business plan, annual budgets and final accounts of the Company formulated by the Board, including any material changes thereto and material deviation therefrom;

(j)	deliberation and approval of the Company’s profit distribution plans and loss recovery plans, each formulated by the Boards;

(k)	increase or decrease of number of Directors, the composition of the Board or the roles, authority or responsibilities thereof;

(l)	any sale, transfer, license or other disposal of all or substantially all of assets of the Company or the Group;

(m)	liquidation, termination, dissolution or winding up of the Company;

(n)	any proposed merger, combination, consolidation, amalgamation, division, spin-off or splitting up of the Company;

(o)

any sale, transfer, license or other disposal of any assets, properties, intellectual property rights, interests or businesses with proceeds resulting from such sale, transfer, license or other disposal having a value that exceeds USD 500,000, whether in a single transaction or in a series of transactions cumulatively in any given Fiscal Year;

(p)

any acquisition (by merger, consolidation, scheme of arrangement, acquisition of stock or assets or otherwise) or disposal by the Company, directly or indirectly, any assets, equity securities, properties, intellectual property rights, interest or businesses of or in any other entity;

(q)	entry by the Company into any joint venture or partnership;

(r)	effecting any voluntary bankruptcy, liquidation, dissolution, assignment for the benefit of creditors, winding up, cessation of business, restructuring or reorganization of the Company; and

(s)	change of the business scope of the Group, cessation of any business line of the Group or expansion of the business of the Group within or outside of the Territory.

(B)

All the other matters, which are subject to the approval of the Shareholders’ Meeting in accordance with the Contract, the Articles of the Association and relevant laws of the PRC, require the approval of the Shareholders holding at least a majority of total voting right through a duly convened Shareholders’ Meeting.

7.6

Written Consent. A resolution circulated to all the Shareholders for the time being and signed by such number of the Shareholders as required to approve such resolution under Section 7.6, shall be valid and effective as if it had been a resolution passed at a meeting of the Shareholders duly convened and held and may consist of several documents in the like form, each signed by one or more persons. Executed minutes of Shareholders’ Meeting and executed resolutions adopted in lieu of the Shareholders’ Meeting shall be kept in the minute book of the Company at the Company’s domicile.

Chapter Eight

Board of Directors

8.1	Size; Appointments.

(a)

The Board of Directors shall decide on all matters concerning the Company unless the Shareholders’ Meetings otherwise by unanimous consent authorizes or delegates the relevant decision-making power to a member of the Company’s management team. As of the Establishment Date, the Board of Directors shall consist of five (5) Directors, whom shall be appointed or removed by the Shareholders’ Meeting in accordance with the following rules. The number of Directors shall not be increased or decreased without the unanimous approval of Shareholders’ Meeting:

(i)

Anhui Ryzur shall be entitled to appoint three (3) Directors at its own discretion and Myomo shall be entitled to appoint one (1) Director at its own discretion; the fifth (5th) Director shall be jointly appointed by Anhui Ryzur and Myomo, who shall also serve as the General Manager of the Company;

(i)	Each Director shall serve a term of three (3) years, renewable upon reappointment; and

(ii)

Each Party shall have the power to remove, reappoint and/or designate any successors to any Director which it is entitled to appoint to the Board hereunder by written notice to the Company and the other Party.

(b)	Anhui Ryzur shall appoint the chairman of the Board (the “Chairman”) and Myomo shall appoint the vice-chairman of the Board (the “Vice-Chairman”).

(c)	All operational decision-making powers shall be delegated to the General Manager, subject to the Board’s authority to revoke or otherwise revise such delegation.

(d)

Upon any future capital raise (including increase of registered capital, issuance of equity, convertible securities or equity-linked instruments) of the Company by any new investor(s), Anhui Ryzur shall allocate one of its Board seats to a representative of such new investor(s) (if applicable).

8.2

Duties of Chairman. The Chairman shall be the legal representative of the Company and such legal representative shall exercise his authority within the limits prescribed by the Board. Should the Board determine that the Chairman is unable to perform his responsibilities, the Vice-Chairman shall perform such duties.

8.3

Quorum. Subject to Section 8.6 and 8.8, the quorum for all Board meetings shall be not less than three (3) Directors present throughout the meeting, including at least one (1) Director appointed by Anhui Ryzur and one (1) Director appointed by Myomo. No resolutions by the Board may be approved at any Board meeting unless notice of such meeting has been given to all Directors in accordance with the provisions of Section

8.4 or such notice has been waived by each Director that is not present at such meeting (it being agreed and understood that a Director’s presence at a meeting shall be automatically deemed a waiver of any such notice requirements by such Director unless such presence is for the sole purpose of objecting to the holding of the meeting and announced as such by such Director at the beginning of the meeting). If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the Board meeting has been duly delivered to all Directors in accordance with the provisions of Section 8.4, and the quorum is not present within one half hour from the time appointed for the meeting, the meeting shall be adjourned to the seventh (7th) following Business Day at the same time and place with notice delivered to all Directors at least five (5) days prior to the adjourned meeting and, if at the adjourned meeting, the quorum is not present within one half hour from the time appointed for the meeting, then the quorum for such adjourned meeting shall be not less than three (3) Directors present throughout the meeting.

8.4

Board Meetings. Board meetings shall be called and presided over by the Chairman or a Director authorized by the Chairman. Regular meetings of the Board shall be convened each calendar quarter of each year, alternating between PRC and such other locations as the Board shall determine. Special meetings of the Board shall be convened by the Chairman or a Director authorized by the Chairman on reasonable notice on a motion of at least two (2) Directors in writing. Participation by Directors may be telephonic. Each Director (including the Chairman) shall have one (1) vote on any matter coming before the Board. Not less than fourteen (14) days’ notice (or such shorter period of notice in respect of any particular meeting as may be agreed by all the Directors) of each meeting of the Board specifying the date, place and time, of the meeting and the business to be transacted thereat shall be given to all Directors. All of the resolutions and written consents adopted by the Board shall be recorded in both Chinese and English.

8.5

Proxies. If a Director is unable to attend a meeting of the Board, he may appoint a proxy in writing to be present and vote on his behalf. A proxy may represent one or more Directors. A proxy shall have the same rights and powers as the Director who appointed him. A proxy’s presence at a Board meeting shall be deemed to be the presence at such meeting of the Director who appointed him.

8.6

Majority Vote Standard. Subject to Section 8.8 and the other provisions of this Contract, resolutions of any Board meeting shall be passed with the approval of a simple majority of the Directors attending a duly-convened Board meeting, whether present in person or by proxy.

8.7	Duty of the Directors. Subject to the decisions or resolutions of Shareholders’ Meeting and Section 8.8 below, the Directors of the Company shall exercise the following functions and powers:

(a)	to convene the Shareholders’ Meeting and to report on its work to the Shareholders’ Meeting;

(b)	to implement the decisions or resolutions adopted by the Shareholders’ Meeting;

(c)	to formulate the annual financial budget plan and final accounts of the Company;

(d)	to formulate the operational guidelines and investment plans of the Company;

(e)	to draw up plans for the increase or reduction of the registered capital and the issuance of debt, equity or equity-linked securities by the Company;

(f)	to draw up plans for the merger, division, change of corporate form and dissolution of the Company;

(g)

to decide on the appointment and dismissal of the employees, officers, and the members of senior management of the Company, and the approval of their respective remuneration packages, including their bonuses and increments;

(h)	to formulate the basic management system and regulations of the Company;

(i)	to exercise other functions and powers stipulated by the Article of Association.

8.8

Actions Requiring Unanimous Consent. Notwithstanding anything to the contrary provided herein, unless otherwise agreed by the Parties in writing, resolutions involving any of the following matters may only be adopted at a duly constituted and convened meeting of the Board by the unanimous approval of all five (5) Directors, whether in person or by proxy:

(a)	incurrence of any indebtedness or borrowings by the Company in excess of US$500,000, whether in a single transaction or a series of transactions cumulatively in any given Fiscal Year;

(b)

incurrence of any capital expenditure in excess of US$500,000 or any obligations or Liabilities thereof, whether in a single transaction or a series of transactions cumulatively in any given Fiscal Year;

(c)

entry into any transaction or series of related transactions (or the termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term thereunder) involving the Company or any of its Subsidiaries, on the one hand, and the Company or any of its Subsidiaries’ Affiliates or its or their employees, officers, directors, partners, members, shareholders or their respective Affiliates, on the other hand, excluding any transactions (i) contemplated under the Transaction Documents or (ii) involving payments (or the provision of non-cash items) by the Company and/or its Subsidiaries not exceeding (or having a value not exceeding) US$500,000 (or the equivalent thereof in other currencies) over the term of such transaction or series of transactions;

(d)	appointment or removal of CEO, CFO and General Manager of the Company or approval of their respective remuneration packages, including their bonuses and increments;

(e)	initiation or settlement of any litigation, arbitration, regulatory or administrative proceeding involving any Person resulting in monetary damages or claims in excess of US$1,000,000; and

(f)	adoption or any change or update to the list of Company Competitors as set forth in Schedule II.

8.9

Written Consent. A resolution circulated to all the Directors for the time being and signed by such number of the Directors as required to approve such resolution under Sections 8.6 and 8.8, shall be valid and effective as if it had been a resolution passed at a meeting of the Board duly convened and held and may consist of several documents in the like form, each signed by one or more persons.

8.10

Conference Calls. Any Director may participate at a meeting of the Board by conference call or by means of similar communication equipment whereby all persons participating in the meeting are able to hear and be heard by one another, in which event such Director shall be deemed to be present at the meeting. A Director participating in a meeting in the manner aforesaid shall also be taken into account in ascertaining the presence of a quorum at the meeting.

8.11

Remuneration. Each Director shall serve in such capacity without any remuneration, but all reasonable costs incurred by the Directors in the performance of their duties as members of the Board (such as transportation and accommodation costs) shall be borne or reimbursed by the Company.

Chapter Nine

Supervisors

9.1

Supervisors. As of the Establishment Date, the Company shall have two (2) supervisors (the “Supervisors”, and each a “Supervisor”) in lieu of a board of supervisors, of whom Anhui Ryzur shall appoint one (1) Supervisor and Myomo shall appoint one (1) Supervisor. Each Supervisor shall be authorized to take any action set forth hereunder independently. None of the members of the Board, the General Manager or any other senior officer of the Company may concurrently serve as a Supervisor. The term of office of the Supervisor shall be three (3) years, renewable upon reappointment. Each of Anhui Ryzur and Myomo shall have the power to remove, reappoint and/or designate any successors to any Supervisor which it is entitled to appoint hereunder by written notice to the Company and the other Party.

9.2	Duty of Supervisor. The Supervisors shall each exercise the following duties:

(a)	to examine the financial matters of the Company;

(b)

to supervise and monitor the activities of the Directors, the General Manager and other senior officer of the Company when they perform their duties to the Company; to propose to the Board the dismissal of any Director, the General Manager or other senior officer who is in violation of Laws, administrative regulations or the Articles of Association;

(c)	to require the Directors, the General Manager and other senior officer of the Company to rectify any of his/her acts that is harmful to the interests of the Company; and

(d)	to bring lawsuits against the Directors, the General Manager or any other senior officer of the Company in accordance with the relevant Law of the PRC.

9.3

Remuneration. Each Supervisor shall serve in such capacity without any remuneration, but all reasonable costs incurred by each Supervisor in the performance of his/her duties hereunder (such as transportation and accommodation costs) shall be borne or reimbursed by the Company.

Chapter Ten

Business Management

10.1

General Manager. The day-to-day work of operations management of the Company shall be managed by a general manager (the “General Manager”), which is subject to the supervision of the Board and the Supervisors. The General Manager shall be jointly recommended by Anhui Ryzur and Myomo, and appointed by the unanimous consent of the Board of Directors. Anhui Ryzur and Myomo shall further be entitled to jointly propose, and the Board shall have the power to effect, the removal of the General Manager and to recommend any successor to fill any vacancy caused by the resignation, death or removal thereof.

10.2

Responsibilities of General Manager. The responsibilities of the General Manager shall be to implement the various resolutions of the Shareholders’ Meeting and the Board and to organize and lead the day-to-day operations management work of the Company. All of the Company’s official chops and seals, as well as original copies of licenses, permits, approvals, and other original documents shall be under the custody of the General Manager, who may further entrust the custody of any such items to other employees of the Company as necessary. The General Manager shall directly report to the Board.

10.3

Other Management Personnel. Subject to Section 8.8, other management personnel, including the management team of any member of the Group, shall be appointed by the Board or the General Manager as authorized by the Board. Management personnel shall be employed pursuant to such terms as shall be set out in an employment contract entered into between each employee and the Company. The General Manager or the Board, as applicable, shall further be entitled to recommend and/or approve, as applicable, the removal of any of such management personnel and the appointment of any successor to fill any vacancy caused by the resignation, death or removal thereof.

10.4	Subsidiaries. The corporate governance structure and rules of the Subsidiaries of the Company shall be determined by the Board.

Chapter Eleven

Labor Management

11.1	Employees. Employees of the Company (other than the General Manager) shall be employed through open recruitment based on qualification, experience and competency.

11.2

Employment Plan. The General Manager shall formulate plans regarding recruitment, qualifications, testing, employment, dismissal, resignation, wages, labor insurance, welfare benefits, bonuses, labor disciplines, retirement insurance and other matters concerning the employees of the Company for review and approval by the Board.

11.3

Labor Contract. The Company shall sign an individual labor contract with each of its full-time employees (including management personnel and workers). Provisions relating to the employment, dismissal, resignation, remuneration, labor insurance, welfare benefits, bonuses and labor discipline of the employee shall be specified in such individual labor contract.

11.4

Expert Support. The Company shall reimburse Myomo on a quarterly basis for the costs (payroll, travel, etc.) that staff assigned to work with the Company have incurred in order to ensure a high-quality launch of the Company and the transfer of know-how, provided that Myomo shall designate the following full-time or part-time staff to support the Company: Project Manager, Engineer, Manufacturing Specialist, Quality Specialist and Clinical Support staff.

Chapter Twelve

Taxation, Finance, Insurance and Inspection

12.1

Taxation. The Company and the Parties shall pay Taxes and comply with all Tax filing and reporting obligations in accordance with the Laws of the PRC and any other applicable jurisdictions. The Parties shall seek to confirm the benefits for the Company, the Parties and all of their personnel of all of the applicable Tax exemptions, reductions, privileges and preferences which are now or in the future become obtainable under the Laws of the PRC and under any applicable treaties or international agreements to which the PRC may now be or may hereafter become a party. The applicable records, including contemporaneous documentation of all intercompany transactions and Tax related computations, shall be prepared by the Company and maintained by the Company.

12.2

US Tax Election. For US federal, state and local income tax purposes, all items of income, gain, loss, deduction and credit of the Company will be allocated among the Parties in a manner consistent with the economic arrangement of the Parties as described herein as shall be determined by Myomo. Myomo shall have final decision-making authority with respect to all US federal, state and local tax matters involving the Company and its Subsidiaries, including (i) the election pursuant to United States Treasury Regulation 301.7701-3 to treat the Company and any Subsidiary thereof as a pass-through entity for US federal income tax purposes and (ii) all other elections and decisions relevant to the US federal, state and local tax returns of the Company and its Subsidiaries.

12.3

Accounting. The Company shall adopt the calendar year as its Fiscal Year, which shall run from January 1 to December 31 of the same year. All accounting records, vouchers, books and statements of the Company must be made and kept in Chinese with proper English translation. In addition, the Company shall provide to Myomo on quarterly basis unaudited financial statements prepared in accordance with U.S. Generally Accepted Accounting Principles and maintain effective internal control over financial reporting.

The General Manager shall arrange the formulation of balance sheet, statement of profits and losses, statement of financial changes and profit distribution scheme for the previous Fiscal Year and submit to the Board within the first thirty (30) days of each Fiscal Year.

12.4

Auditing. The Company shall engage an internationally recognized accounting firm registered in PRC to audit its accounts and prepare its annual financial statements and reports. The Company’s auditor shall be jointly selected by the Parties and appointed and approved by the Board.

12.5

Bank Accounts. The Company may open RMB bank accounts and foreign currency bank accounts in the PRC. The Company may also open foreign currency bank accounts outside of the PRC in accordance with relevant PRC foreign exchange Laws and may authorize such non-PRC bank to issue trade letters of credit for purposes of its purchase of products from Myomo in accordance with this Contract.

12.6

Insurance. Subject to approval of the Board and without prejudice to the Parties’ obligations under Section 8.1(c), the Company shall, at its own expense, purchase and maintain from reputable insurance companies within the PRC full and adequate insurance of the Company against other risks as may be decided by the Board or are customarily insured against.

12.7

Inspection. The Company shall ensure that each Party and its authorized personnel (including, but not limited to, its internal auditors) shall be permitted, at such Party’s expense, to examine any property or facility owned or used by the Company, the books of account and records of the Company and discuss the business, finances and accounts of the Company with the Directors, senior officers, employees, the Company’s auditor and legal counsel thereof, all at such reasonable times as such Party may request.

12.8	Information. The Company shall prepare and deliver to each Party:

(a)

as soon as possible, but in any event within forty-five (45) days after the end of each Fiscal Year of the Company, annual consolidated financial statements of the Company for such Fiscal Year, which statements shall include the balance sheet, profit and loss statements and cash flow statements and shall have been audited under US GAAP and certified by the Company’s auditor, at the Company’s cost;

(b)	as soon as possible, but in any event within twenty (20) days after each fiscal quarter, quarterly consolidated unaudited financial statements of the Company for such fiscal quarter;

(c)

as soon as possible, but in any event within ten (10) Business Days after each fiscal quarter, the capitalization table of the Company as of the end of such fiscal quarter; and within five (5) Business Days after any change to the capital structure of the Company, the latest updated capitalization table of the Company reflecting such change;

(d)

as soon as possible, but in any event not later than thirty (30) days prior to the end of each Fiscal Year, the proposed Business Plan of the Company for the succeeding Fiscal Year to be approved by the Board, which shall include (i) the annual projected budgets of the Company; (ii) any annual dividend or distribution to be declared or paid by the Company; (iii) the projected incurrence, assumption or refinancing of indebtedness of the Company; and (iv) all other material matters relating to the operation, development and business of the Company; and

(e)

as soon as practicable, but in any event within ten (10) Business Days after the Company first becomes aware of any such action, written notice of any actual or prospective material change in the businesses, operations, assets, Liabilities, conditions (financial or otherwise) or prospects of the Group, which written notice shall include full details of such actual or prospective change; and

(f)	as soon as practicable, any other information reasonably requested by any Party as required to meet its internal requirements for purpose of compliance with applicable Laws.

The Company shall verify and confirm that any information delivered to each Party is true, correct, complete and not misleading. The financial statements of the Company, including the balance sheet, income statement and cash flow statement, shall consolidate the Company and all its Subsidiaries. The financial statements of the Company shall be prepared in accordance with PRC GAAP and US GAAP and audited by a qualified accounting firm approved by the unanimous consent of the Board of Directors.

Chapter Thirteen

Profit Distribution

13.1

Three Funds. The Company shall make allocations of after Tax profits to a reserve fund, an enterprise expansion fund and a bonus and welfare fund for employees of the Company (collectively, the “Three Funds”), as determined by the Board in accordance with the business circumstances of the Company and pursuant to applicable PRC Law. Any amounts to be contributed to such Three Funds shall be set aside prior to distribution of after-tax profits.

13.2

Accumulated Losses and Profits. The Company may not distribute profits until the losses of the previous Fiscal Years have been made up. Undistributed profits from previous Fiscal Years may be distributed together with the profits of the current Fiscal Year as determined by the Board.

13.3	Profit Distribution.

(a)

The Board shall decide any matters relating to profit distribution from the Company and any Subsidiary of the Company, including for purposes of Section 16.4(g). The Company shall distribute dividends to the Parties in proportion to their respective ownership percentage in the registered capital of the Company.

(b)

Periodic dividends shall be mandated once certain profit or other operating targets mutually agreed by the Parties are achieved. All dividends shall be distributed in accordance with this Section 13.3.

Chapter Fourteen

Purchase of MyoPro Control System

14.1

Purchase of MyoPro Control System. Myomo shall sell to the Company, and the Company shall purchase exclusively from Myomo, the MyoPro Control System units, for each Myomo Product that is manufactured by the Company to be distributed in the Territory, in accordance with the terms and conditions provided in this Chapter Fourteen.

14.2

Guaranteed Annual Minimum Payment Amount; Adjustment to Guaranteed Minimum Payment. Upon its receipt of the requisite consents, permits and approvals by the NMPA and comparable regulatory authorities in the applicable jurisdictions to market and distribute the Myomo Products in the Territory (the “NMPA Approvals”), the Company shall purchase a guaranteed minimum quantity of the MyoPro Control System units per year so that the aggregate annual payment made by the Company to Myomo for purchase of the MyoPro Control System units will be no less than the amounts set forth in the table below.

Year(s) after Receipt of NMPA Approvals	Guaranteed Annual Minimum Payment Amount (paid in equal quarterly installments)

1 – 3	US$750,000

4 – 7	US$1,000,000

8 – 10	US$1,500,000

After the tenth (10th) anniversary following the Company’s receipt of the NMPA Approvals, the Parties shall negotiate in good faith in order to agree upon the annual minimum payment amount payable by the Company to Myomo for purchase of the MyoPro Control System units in subsequent years, it being agreed that such amount shall not be less than the annual minimum payment amount for the eighth (8th) to the tenth (10th) year following the Company’s receipt of the NMPA Approvals as set forth in the table above.

If any of Myomo’s patent applications set forth in the Technology License Agreement is denied, or if such patent is issued and is subsequently invalidated, in each case in a final ruling in the Territory by the PRC Governmental Authorities, then the Company’s obligation to make the foregoing guaranteed minimum payments for the MyoPro Control System units shall be reduced by 25% commencing with the subsequent year. Should the aforementioned patents be issued or deemed not invalid at a later date, then the guaranteed minimum payments shall revert to the full original amount in the year following such issuance or validation.

14.3

Purchase Price Per Unit. The purchase price for each MyoPro Control System unit payable by the Company to Myomo under the purchase set forth in Section 14.2 above shall be the product of (a) RMB 11,000 minus (b) the cost of goods sold for such MyoPro Control System unit, provided that in no event shall the amount in this clause (b) be less than the RMB equivalent of US$200 per unit, which RMB equivalent shall be calculated based on the median US$-RMB exchange rate published by the People’s Bank of China on the date of such purchase.

14.4	Export to Myomo. The Company may sell to Myomo and Myomo may purchase from the Company, the parts and semi-finished product in accordance with Myomo’s purchase orders.

Chapter Fifteen

Effectiveness; Term

15.1	Effectiveness of the Contract. This Contract shall become effective from the date hereof upon the Parties’ execution of this Contract.

15.2

Term. The term of the Company shall be twenty (20) years commencing from the Establishment Date (the “Joint Venture Term”), unless terminated by the Parties pursuant to Chapter Fifteen or extended by the Parties pursuant to Section 15.3 below.

15.3	Extension. Subject to PRC Laws, the Parties may agree to extend the Joint Venture Term specified in Section 15.2 above as well as any extended term thereof.

Chapter Sixteen

Termination and Liquidation

16.1

Termination upon Expiration of Term. This Contract shall automatically terminate upon expiration of the Joint Venture Term specified under Section 15.2 or, as applicable, the expiration of the extended Joint Venture Term made in accordance with Section 15.3.

16.2	Termination by Mutual Agreement. The Parties may mutually agree in writing to terminate this Contract at any time.

16.3

Early Termination. Any Party (except as otherwise provided below in this Section) shall have the right (but not obligation) to terminate this Contract by sending a termination notice to the other Party upon the occurrence of any of the following events:

(a)

any Party materially breaches any provision of, or is in material default under, this Contract, the Articles of Association, or any other Transaction Document to which it is a party, and such breach or default is not curable or, if capable of being cured, is not cured within sixty (60) days after the date of written notification of such breach, in which event any non-breaching Party has the right to terminate;

(b)

the Company ceases to carry on its business or is unable to repay its debts or obligations when due, in which event any Party has the right to terminate; provided that if the foregoing is caused by or results from a Party’s material breach of or material default under this Contract, the Articles of Association, or any other Transaction Document to which it is a party, then only any non-breaching Party has the right to terminate;

(c)

all or substantially all of assets of the Company are nationalized or expropriated by any Government Authorities, in which event any Party has the right to terminate; provided that if the foregoing is caused by or results from a Party’s material breach of or material default under this Contract, the Articles of Association, or any other Transaction Document to which it is a party, then only any non-breaching Party has the right to terminate;

(d)

a Change of Law occurs causing any Party to suffer a material adverse effect in respect of its interests or rights in relation to the Company as a result of such Change of Law, in which event only such affected Party has the right to terminate;

(e)

the Company is not established by March 31, 2021, in which event any Party has the right to terminate; provided that if the foregoing is caused by or results from a Party’s material breach of or material default under this Contract, the Articles of Association, or any other Transaction Document to which it is a party, then only any non-breaching Party has the right to terminate; or

(f)	any other specific termination event as agreed to by the Parties in writing.

16.4 Liquidation.

(a)

(i) At the expiration of the Joint Venture Term (or any extension thereof) in accordance with above Section 16.1 without renewal or without Myomo’s exercise of its put option set out in above Section 5.10, or (ii) after the termination of the Contract in accordance with above Section 16.2 or Section 16.3, unless otherwise agreed by the Parties, then the Board shall, as soon as practicably possible, appoint a liquidation group (the “Liquidation Group”) which shall have the power to represent the Company in all legal matters. The Liquidation Group shall value and liquidate the Company’s assets in accordance with the applicable Laws of the PRC and the principles set out herein.

(b)

The Liquidation Group shall consist of four (4) members: Anhui Ryzur shall be entitled to appoint two (2) members, Myomo shall be entitled to appoint one (1) member, and the fourth (4th) member shall be jointly appointed by the Parties. Decisions of the Liquidation Group shall be made by a simple majority vote, which majority vote shall always include the affirmative vote or consent of the member appointed by Myomo. Members of the Liquidation Group may, but need not be, Directors or senior employees of the Company. Any Party may appoint professional advisors to be members of the Liquidation Group and the Liquidation Group may also, at the Company’s cost, appoint non-member professional advisors to assist it.

(c)

The Liquidation Group shall conduct a thorough examination of the Company’s assets and Liabilities, on the basis of which it shall, in accordance with the relevant provisions of this Contract, develop a liquidation plan which, if approved by the Board, shall be executed under the Liquidation Group’s supervision. The liquidation plan shall provide that the Parties will have a priority right, assuming equal price and other terms, over third parties to purchase any of the Company’s machinery, equipment and other facilities and assets.

(d)	In developing and executing the liquidation plan, the Liquidation Group shall use every effort to obtain the highest possible price for the Company’s assets.

(e)

Proprietary information which may be authorized or licensed by any Party or its Affiliates to the Company (including, without limitation, the Myomo IP), shall not be deemed an asset of the Company for purposes of liquidation proceedings, and may not be transferred except with the prior written consent of such Party (which may be withheld in such Party’s sole and absolute discretion).

(f)	The liquidation expenses, including remuneration of members and advisors to the Liquidation Group, shall be paid out of the Company’s assets in priority to the claims of other creditors.

(g)

After the liquidation of the Company’s assets and the settlement of all of its outstanding debts, the remaining assets of the Company shall be paid to the Parties in proportion to their respective ownership interests in the registered capital in the Company, which payment shall be offset by any Liabilities or indebtedness owed by the applicable Party to the Company (including, without limitation, any unpaid capital contribution payable by such Party to the Company).

(h)

On completion of all liquidation procedures, the Liquidation Group shall submit to competent Government Authority a final report approved by the Board and an internationally recognized independent accounting firm registered in the PRC, surrender the Business License to the Registration Authority and complete the deregistration of the Company and all other formalities for nullifying the Company’s accounting books and other documents at its own expenses and the Parties shall provide reasonable assistance in relation thereto, but the originals thereof shall be left in the care of Anhui Ryzur, and Myomo shall be entitled to retain copies thereof.

(i)	The other members in the Group (if any) shall also be liquidated if the Company is liquidated.

16.5	Effect of Termination.

(a)

The termination of this Contract for any reason shall not release a Party from its Liabilities to pay any sums of money accrued, due and payable to the other Party, or to discharge its then-accrued and unfulfilled obligations, including any obligation to the Company or to the other Party in respect of breach of this Contract or any obligation otherwise stipulated in this Contract. Notwithstanding anything to the contrary contained herein, the provisions contained in Section 3.4, this Chapter Sixteen, Chapter Seventeen, Chapter Nineteen, Chapter Twenty and Chapter Twenty-one hereof shall survive the expiration or earlier termination of this Contract.

Chapter Seventeen

Confidentiality and Non-Competition

17.1	Confidentiality.

(a)

All IP, technology, know-how, techniques, trade secrets, trade practices, methods, specifications, designs and other proprietary information disclosed by any Party to each other or to the Company under the terms of this Contract or otherwise, or developed by the Company, as well as the terms of this Contract and other confidential business and technical information of any Party or the Company (collectively, “Confidential Information”) shall be used by the Parties, the Company and their respective personnel solely for the Company’s account and purposes provided that the ownership of any Confidential Information disclosed by any Party shall remain the property of the relevant Party. Each Party and the Company shall maintain the secrecy of all Confidential Information that may be disclosed or furnished to it by the Company or the other Party, and it shall not disclose or reveal any such Confidential Information to any third party absent explicit written authorization from the Board (with respect to Confidential Information disclosed or furnished by the Company) or the relevant Party (with respect to Confidential Information disclosed or furnished by such relevant Party), as the case may be. Confidential Information shall exclude information the receiving Party can demonstrate by competent evidence: (a) was independently developed by the receiving Party without any use of or access to the disclosing Party’s Confidential Information; (b) became lawfully known to the receiving Party, without restriction, from a source (having a right to disclose such information) other than the disclosing Party without breach of this Contract or any other Transaction Document to which it is a party; (c) was generally available in the public domain at the time it was disclosed or enters the public domain through no act or omission of the receiving Party; (d) was lawfully known by the receiving Party, without restriction, at the time of disclosure; or (e) was approved for disclosure by the disclosing Party beforehand and in writing.

(b)

Confidential Information received by a Party may be disclosed by that Party to its directors, officers, employees and advisors only insofar as their duties require such disclosure for the implementation of this Contract. In the event of such disclosure, the receiving Party shall take all reasonable precautions, including the entry into confidentiality contracts with each such directors, officers, employees or advisors, to prevent such persons from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

(c)

The Parties shall also ensure that the Company shall take all reasonable precautions, including the entry into confidentiality agreements with its directors, officers and employees, to prevent the Company’s directors, officers and employees from using Confidential Information for their personal benefit and to prevent any unauthorized disclosure of such Confidential Information to any third party.

(d)

Notwithstanding the foregoing, the Parties and the Company may without prior written approval of the Party who disclosed the Confidential Information reveal Confidential Information to government personnel only to the extent necessary to obtain any required governmental approval, and to outside lawyers, accountants and consultants to the extent necessary for them to provide their professional assistance, and to regulatory authorities to which the Parties or their respective holding companies are subject, provided that Confidential Information so revealed in written form is marked confidential and that such government personnel, outside individuals and, to the extent possible, the regulatory authorities, shall be requested to undertake to respect the confidentiality provisions of this Contract.

17.2	Non-Competition.

(a)	The Company shall be the exclusive vehicle through which each Party, directly or indirectly, will conduct any Business in the Territory.

(b)

Each of Anhui Ryzur and Myomo (each, together with its respective Affiliates, a “Non-Compete Party”) covenants, severally and not jointly, that it shall not, and shall cause its Affiliates not to, during the period that such Non-Compete Party remains a shareholder of the Company and for a period of two (2) years following (i) the termination, liquidation, dissolution or winding up of the Company or (ii) such Non-Compete Party ceasing to be a shareholder of the Company, whichever occurs earlier, without the prior written consent of the other Party, directly or indirectly (A) conduct or engage in any Competing Business in the Territory, (B) invest, or hold any equity interests, directly or indirectly, in any Company Competitor, or (C) solicit or entice away or attempt to solicit or entice away to any Company Competitor, any employee, consultant, supplier, customer, client, representative or agent of any Group Company.

(c)

Notwithstanding the foregoing, nothing in this Section 17.2 shall prevent Anhui Ryzur, Myomo or any of their respective Affiliates from (i) making passive investments in any Company Competitor, provided that Anhui Ryzur or Myomo, together with its respective Affiliates, does not directly or indirectly (x) own more than one percent (1%) of the equity interests (in the aggregate) of such Company Competitor (or in the case of the general partner of the Master Fund, own more than nine percent (9%) of the equity interests (in the aggregate) of such Company Competitor), or (y) have a seat of the board of directors or any similar governing body or any management rights in such Company Competitor; or (ii) keeping existing investments made prior to the Establishment Date.

(d)

Notwithstanding anything to the contrary in this Contract, (i) the restrictions set forth in this Section 17.2 shall not apply to Anhui Ryzur, or any of its Affiliates if the Company is terminated, liquidated, dissolved or wound up due to the material breach of any terms of this Contract by Myomo; and (ii) the restrictions set forth in this Section 17.2 shall not apply to Myomo or any of its Affiliates if the Company is terminated, liquidated, dissolved or wound up due to the material breach of any terms of this Contract by Anhui Ryzur.

Chapter Eighteen

Compliance with PRC Law

18.1

General Compliance. The Parties shall at all times, and shall procure that at all times the Company and all of the directors, officers, employees and agents of the Company, comply with all Laws (including without limitation PRC Laws) applicable thereto including but not limited to those with respect to inspections, audits and record-keeping requirements, anti-bribery, anti-corruption, anti-money laundering and export control.

18.2

U.S. Trade Laws. The Parties acknowledge and understand that Myomo is subject to U.S. export control and sanctions laws and regulations, including those administered and enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the U.S. Department of Commerce and other applicable export control or sanctions authorities (collectively, the “Trade Laws”), and that the technology contributed by Myomo to the Company is also subject to the Trade Laws. In its performance of activities with respect to the Company, each Party agrees to comply with the Trade Laws. Each Party represents and warrants to each other Party that (i) neither it nor any of its Subsidiaries or Affiliates is the target of any economic or trade sanctions administered and enforced by OFAC or any other applicable U.S. sanctions authority (collectively, “Sanctions”), nor is it or any of their respective Subsidiaries or Affiliates listed on any Sanctions-related list, including the Specially Designated Nationals and Blocked Persons List maintained by OFAC, (ii) no action by or before any Government Authority involving such Party or its Subsidiaries or Affiliates with respect to the Trade Laws is pending or, to the knowledge of such Party, threatened, nor, to the knowledge of such Party, is any investigation by or before any Government Authority involving such Party or its Subsidiaries or Affiliates with respect to the Trade Laws pending or threatened. Furthermore, each Party agrees that it nor any of its Subsidiaries or Affiliates shall take any action, or cause any action to be taken, directly or indirectly (through any of their respective directors, officers, employees or agents) with respect to the Company in violation of the Trade Laws or that would cause Myomo to be in violation of the Trade Laws, nor shall such Party or its Subsidiaries or Affiliates use any proceeds of the Company to fund any operations, finance any investments or activities, or make any payments, in each case in violation of the Trade Laws.

Chapter Nineteen

Governing Law; Dispute Resolution

19.1	Governing Law. The formation, validity, interpretation, execution, amendment and termination of and settlement of Disputes under this Contract shall all be governed by the Laws of the PRC.

19.2

Dispute Resolution. Any dispute, controversy, difference or claim (a “Dispute”) arising out of or in connection with this Contract, including the existence, validity, invalidity, breach or termination thereof, or any dispute regarding non-contractual obligations arising out of or in relation to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules as at present in force and as may be amended by the rest of this paragraph. The seat of the arbitration shall be Hong Kong. The arbitration tribunal shall consist of three (3) arbitrators. The claimant and the respondent to such Dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The chairman of the Hong Kong International Arbitration Center shall select the third arbitrator, who shall be qualified to practice law in the PRC. The language of the arbitration shall be English (with Chinese translation, if requested by a Party at such Party’s cost). The arbitral award shall be final and binding upon the Parties.

19.3

Other Matters Unaffected. When any Dispute occurs and when any Dispute is under arbitration, except for the matters in Dispute, the Parties shall continue to fulfill their respective obligations and shall be entitled to exercise their rights under this Contract.

Chapter Twenty

Liabilities for Breach of Contract

20.1

Breach of Contract. A Party shall be in breach of this Contract if it fails to fully perform, or unlawfully suspends its performance of, its obligations under this Contract or any of the Transaction Documents to which it is a party.

20.2	Damages.

(a)

If the Company incurs or suffers any cost, Liability or loss directly or indirectly as a result of (i) any breach of or inaccuracy in any representation or warranty made by any Party in this Contract, any IP License Agreement or the Articles of Association or (ii) any breach or default in performance by any Party of such Party’s covenant, responsibility, agreement or obligation under this Contract, any IP License Agreement or the Articles of Association, such Party in breach or default shall indemnify and hold the Company harmless in respect of any such cost, Liability or loss, including, but not limited to, interest paid or lost as a result thereof and reasonable attorney’s fees and expenses; provided that, if the Party in breach or default is Anhui Ryzur, Anhui Ryzur shall indemnify and hold harmless the Company in respect of any such cost, Liability or loss incurred by the Company in accordance with this Section 20.2(a).

(b)

If a non-breaching Party incurs or suffers any cost, Liability or loss directly or indirectly as a result of (i) any breach of or inaccuracy in any representation or warranty made by any Party in this Contract, any IP License Agreement or the Articles of Association or (ii) any breach or default in performance by any Party of such Party’s covenant, responsibility, agreement or obligation under this Contract, any IP License Agreement or the Articles of Association, such Party in breach or default shall indemnify and hold such non-breaching Party harmless in respect of any such cost, Liability or loss incurred by such non-breaching Party, including, but not limited to, interest paid or lost as a result thereof and reasonable attorney’s fees and expenses; provided that, if the Party in breach or default is Anhui Ryzur, Anhui Ryzur shall indemnify and hold harmless Myomo in respect of any such cost, Liability or loss incurred by Myomo in accordance with this Section 20.2(b).

Chapter Twenty-one

Miscellaneous

21.1

Notices. Any notices or communications required or permitted to be given by this Contract must be (i) given in writing in English (with Chinese translation, if requested by a Party at such Party’s cost) and (ii) personally delivered or mailed, by prepaid, certified mail or overnight courier, or transmitted by facsimile or electronic mail transmission (including PDF), to the Party to whom such notice or communication is directed, to the mailing address or regularly-monitored electronic mail address of such Party as follows:

Anhui Ryzur and Beijing Ryzur:

Attention: REN Song

Address: 801 Zitan Building, No. 27 Jianguo Road,

Chaoyang District, Beijing, PRC

Email: david.ren@ryzur.com.cn

Telephone: +86 10 58198900

Myomo:	Attention: Paul R. Gudonis
Address: One Broadway, 14th Floor, Cambridge,
MA 02142, USA
Email: paul@myomo.com

with a copy (which shall necessarily include a copy by email to the following and alone shall not constitute notice) to:

Goodwin Procter LLP:             Attention: James Xu

Address: 100 Northern Avenue, Boston, MA 02210, USA

Email: jxu@goodwinlaw.com

21.2

Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other Party may reasonably request to give effect to the terms and intent of this Contract.

21.3

Entire Agreement. This Contract, the Transaction Documents and their appendices, schedules and exhibits, if any, constitute the complete and only agreement between the Parties on the subject matter thereof and replace all previous oral or written agreements, contracts, understandings and communications of the Parties in respect of the subject matter of thereof. In the event of any inconsistency between the terms and provisions of this Contract and the terms and provisions of the Articles of Association, the terms and provisions of this Contract shall prevail between the Parties.

21.4

No Implied Waivers. A Party that in a particular situation waives its rights in respect of a breach of contract by any of the other Party shall not be deemed to have waived its rights against such other Party for a similar breach of contract in other situations.

21.5

Severance. If any provision of this Contract or part thereof is rendered void, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

21.6	Amendments. Amendments to this Contract must be made by a written agreement signed by each of the Parties in both Chinese and English, each of which shall have equal validity and legal effect.

21.7

No Assignment. This Contract shall be binding upon and shall be enforceable by each Party hereto and its respective successors and assigns. Subject to Sections 5.6, 5.7 and 5.8, no Party may assign any of its rights or obligations hereunder to any Person or party without the prior written approval of the other Party.

21.8

Guarantee by Beijing Ryzur. Notwithstanding anything to the contrary in this Contract, Beijing Ryzur hereby unconditionally and irrevocably (y) guarantees to Myomo and the Company the punctual performance by Anhui Ryzur of all of its obligations under this Contract and (z) undertakes to Myomo and the Company that:

(a)	whenever Anhui Ryzur does not pay or cause to be paid any amount when due under this Contract, Beijing Ryzur shall immediately on first demand pay such amount as if it was the principal obligor;

(b)

whenever Anhui Ryzur fails to perform or cause to be performed its other obligations under this Contract, Beijing Ryzur shall immediately on demand perform (or procure performance of) and satisfy (or procure the satisfaction of) that obligation, so that the same benefits are conferred on Myomo and/or the Company (as applicable) as they would have received if such obligation had been performed and satisfied by Anhui Ryzur; and

(c)	whenever the Company fails to pay any of the License Fee to Myomo in accordance with the Technology License Agreement, Beijing Ryzur shall immediately make such payment to Myomo upon Myomo’s demand.

The guarantee under this Section 21.8 is a continuing guarantee and will extend to the ultimate balance of sums payable by Anhui Ryzur under this Contract or the Company under the Technology License Agreement, regardless of any intermediate payment or discharge. Beijing Ryzur unconditionally and irrevocably waives any right which it may have to first require Myomo to proceed against Anhui Ryzur or the Company (as the case may be) before claiming from Beijing Ryzur under this Section 21.8.

21.9	Future Cooperation. To ensure the operation and implementation of the Business in the Territory, both Parties agrees to take the following actions:

(a)	The Parties agrees to use commercially best efforts to reach an agreement with respect to the integration of supply chain and product manufacturing of the Company;

(b)

The Parties agrees to formulate an operational plan of the Company (including plans to staff), train sufficient sales representatives and clinical support staff to achieve the annual volume goals of the Company, and to provide after-sales clinical and technical support for the Company.

(c)	The Parties are seeking to build a long-term partnership whereas Anhui Ryzur may support Myomo in making acquisitions in the rehabilitation industry in the US and other countries.

21.10

Language. This Contract and its schedules are written in both Chinese and English in four (4) originals. Each Party shall retain one original. Any remaining originals shall be retained by the Company for use as necessary. The two language versions shall have equal validity and legal effect.

21.11

Counterparts. This Contract and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed on one or more signature pages, and shall become binding (unless otherwise therein provided) when the executed signature pages are exchanged by the Parties either in person or remotely via fax or emails.

[The remainder of this page is intentionally left blank.]

IN WITNESS HEREOF, the Parties hereby cause this Contract to be executed by their duly authorized representatives as of the date first above written.

Anhui Ryzur Medical Equipment Manufacturing, Co., Ltd. (安徽瑞德医疗设备制造有限公司) (company chop)

By:
Name:
Title:

JVC Signature Page

IN WITNESS HEREOF, the Parties hereby cause this Contract to be executed by their duly authorized representatives as of the date first above written.

Myomo, Inc.

By:
Name:
Title:

JVC Signature Page

IN WITNESS HEREOF, the Parties hereby cause this Contract to be executed by their duly authorized representatives as of the date first above written.

With respect to Section 5.11 and Section 21.8 only:

Beijing Ryzur Medical Investment Co., Ltd. (北京瑞德医疗投资股份有限公司)

(company chop)

By:
Name:
Title:

JVC Signature Page

Schedule I:

Definitions

“Affiliate” means, with regard to a given Person, a Person that Controls, is Controlled by, or is under common Control with, the given Person; provided that for purposes of this Contract, none of Anhui Ryzur or its Affiliates shall be deemed an Affiliates of any Group Company. The term “Affiliated” has meanings correlative to the foregoing.

“Anhui Ryzur” has the meaning ascribed thereto in the Preamble.

“Articles of Association” means the Articles of Association of the Company executed by the Parties on the date hereof, as amended, modified or supplemented from time to time.

“Beijing Ryzur” has the meaning ascribed thereto in the Preamble.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business” has the meaning ascribed thereto in Section 4.1.

“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks in the PRC, Hong Kong and the US are open for general business.

“Business License” has the meaning ascribed thereto in Section 3.2(a).

“Business Plan” has the meaning ascribed thereto in Section 5.3(i).

“Capital Increase” has the meaning ascribed thereto in Section 5.5(a).

“Chairman” has the meaning ascribed thereto in Section 8.1(b).

“Change of Law” means any event or circumstance, occurring after the Establishment Date, in which the PRC national or local government or any other national or local public body or authority in the PRC that has the power to make decisions or rules binding upon the Company, undertakes any of the following: (i) adopts any new Laws, (ii) amends or repeals any provision of any existing Laws, or (iii) adopts any different interpretation or method of implementation of any Law, which, in each case, has a material adverse effect on either of the Parties or the Company.

“Co-Sale Right” has the meaning ascribed thereto in Section 5.8(a).

“Co-Sale Shares” has the meaning ascribed thereto in Section 5.8(a).

“Company” has the meaning ascribed thereto in the Preamble.

“Company Competitor” means any Person operating, conducting or engaging in, directly or indirectly, any of the Competing Business in the Territory, including without limitation the Persons listed in Schedule II, which list shall be updated once every six (6) months by the Board (including the prior written consent of the Director appointed by Myomo) in accordance with Section 8.8(f).

“Competing Business” means any business or activity in competition with or similar to the Business or any business involving the Core Technology, in each case, regardless of whether such business or activity is then conducted by the Company or any of its Subsidiaries.

“Confidential Information” has the meaning ascribed thereto in Section 17.1(a).

“Contract” has the meaning ascribed thereto in the Preamble hereto.

“Control” with respect to a Person, means (i) ownership of more than fifty percent (50%) of the equity interest or voting stock of such Person, (ii) the power to appoint or elect a majority of the directors of such Person, or (iii) the power to direct or cause the direction of the business, management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Core Technology” means the technology being used to develop, research and produce the myoelectric controlled orthosis products (以表面肌电监测为基础的辅助器具).

“Director” means a member of the Board of the Company.

“Dispute” has the meaning ascribed thereto in Section 19.2.

“Encumbrance” means any mortgage, pledge, lien, charge, hypothecation, deed of trust, lease, option, right of first refusal, easement, servitude, security interest or other encumbrance, security agreement or arrangement of any kind, purchase or option agreement or arrangement, and contracts or other agreements to create or effect any of the foregoing.

“Establishment Date” has the meaning ascribed thereto in Section 3.2(a).

“Execution Date” has the meaning ascribed thereto in the Preamble hereto.

“Exercise Notice” has the meaning ascribed thereto in Section 5.7(a).

“Fiscal Year” means a period beginning on January 1 and ending December 31 of each year.

“General Manager” has the meaning ascribed thereto in Section 10.1.

“Government Authority” means any governmental authority or judicial, regulatory, or administrative body of any country or political subdivision thereof.

“Group” means the Company and all of its direct or indirect Subsidiaries, taken as a whole, and a “Group Company” means any of the foregoing.

“Intellectual Property” or “IP” means all the following whether arising under the laws of the USA, PRC or of any other jurisdiction: (i) patents, patent applications (including patents issued thereon) and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions; (ii) copyrights, moral rights, mask work rights, database rights and design rights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions; (iii) trade secrets; (iv) trademarks; and (v) intellectual property rights arising from or in respect of domain names.

“IP License Agreements” means collectively the Technology License Agreement and Trademark License Agreement, and an “IP License Agreement” means any of the foregoing.

“Joint Venture Term” has the meaning ascribed thereto in Section 15.2.

“Law” means any published laws, regulations, rules, provisions, circulars, permits, authorizations, interpretations, government orders or decisions of any Government Authorities or legislative authorities and, in relation to any common law jurisdictions, judgments, awards, decisions or interpretations of any judicial authorities.

“Lead Sale Party” has the meaning ascribed thereto in Section 5.8(a).

“Liabilities” means any and all debts, losses, damages, adverse claims, liabilities and obligations of any kind, character or description, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable, direct or indirect, asserted or unasserted, liquidated or unliquidated, due or to become due, whether in contract, tort, strict liability or otherwise and including all costs and expenses relating thereto, including, without limitation, those arising under any applicable Law, action or government order and those arising under any contract.

“License Fee” means the license fee agreed and provided in the Technology License Agreement.

“Liquidation Group” has the meaning ascribed thereto in Section 16.4(a).

“Master Fund” means the PRC fund entity co-invested by Shanghai Electric and Chinaleaf Capital.

“MOFCOM” has the meaning ascribed thereto in Section 3.2.

“Myomo” has the meaning ascribed thereto in the Preamble.

“Myomo IP” means the IPs to be licensed from Myomo to the Company as agreed in the IP License Agreements.

“Myomo Products” means the line of medical devices defined as a powered orthosis (brace) designed by Myomo to help restore function to joints that have been paralyzed or weakened by injury or disease and marketed under the name MyoPro and other future medical device trademarked names.

“MyoPro Control System” means the microprocessor and embedded software programmed into the said microprocessor that allows the fully assembled MyoPro product to perform its intended function. The microprocessor and embedded software are intended to be used with a specific MyoPro electro-mechanical design created by Myomo.

“NMPA” means the National Medical Products Administration of the PRC or its competent local counterpart.

“NMPA Approvals” has the meaning ascribed thereto in Section 14.2.

“Non-Compete Party” has the meaning ascribed thereto in Section 17.2(b).

“Non-Transferring Party” has the meaning ascribed thereto in Section 5.7(a).

“Party” or “Parties” has the meaning ascribed thereto in the Preamble.

“Person” means any natural person, company, corporation, association, partnership, organization, business, firm, joint venture, trust, unincorporated organization or any other entity or organization.

“PRC” means the People’s Republic of China (solely for the purpose of this Contract, excluding the province of Taiwan, Hong Kong and the Macau Special Administrative Region).

“Registration Authority” has the meaning ascribed thereto in Section 3.2(a).

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which such Person (either alone or through or together with any other Subsidiary) directly or indirectly, (i) owns more than 50% of the outstanding share capital, voting securities or other equity interests or (ii) is generally entitled to appoint a majority of the board of directors or comparable governing body of such corporation, partnership, limited liability company, joint venture or other legal entity; provided that neither the Company nor its Subsidiaries, if any, shall be deemed to be a Subsidiary of any Party or their respective Affiliates.

“Supervisor” has the meaning ascribed thereto in Section 9.1.

“Tax” or “Taxes” means (A) any domestic or foreign national, provincial, municipal or local taxes, charges, fees, levies or other assessments, including, without limitation, all net income (including enterprise income tax, individual income tax and withholding tax), sales, use, transfer, turnover (including value-added tax, business tax and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property tax (real or personal), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, disability, unemployment, housing or any other social insurance withholding), tariffs (including import duty), estimated taxes, charges, fees, levies alternative minimum, add-on minimum, registration, excise, natural resources, severance, occupation, premium, windfall profit, environmental, customs, duties, capital stock, payroll, license, employee or other withholding, whether computed on a separate or consolidated, unitary or combined basis or other assessments of any kind whatsoever and any interest, penalties or additions in connection therewith and (B) Liability of the Company for the payment of any amounts of the type described in clause (A) as a result of any obligation to indemnify or otherwise assume or succeed to the Liability of any other Person.

“Technology License Agreement” means a technology license agreement, substantially in the form attached hereto as Exhibit A, to be entered into by and between the Company and Myomo with respect to Myomo’s license of certain of Myomo’s IP (other than Myomo’s trademarks and trademark-related rights) as set forth in such agreement to the Company.

“Territory” has the meaning ascribed thereto in Section 4.1.

“Thirty Day Period” has the meaning ascribed thereto in Section 5.7(a).

“Three Funds” has the meaning ascribed thereto in Section 13.1.

“Trademark License Agreement” means a trademark license agreement, substantially in the form attached hereto as Exhibit B, to be entered into by and between the Company and Myomo with respect to Myomo’s license of certain of Myomo’s trademarks as set forth in such agreement to the Company.

“Transaction Documents” means this Contract, the Articles of Association and the IP License Agreements.

“Transfer” has the meaning ascribed thereto in Section 5.6(a).

“Transfer Notice” has the meaning ascribed thereto in Section 5.7(a).

“Transferring Party” has the meaning ascribed thereto in Section 5.7(a).

“Valuer” has the meaning ascribed thereto in Section 5.10(a).

“Vice-Chairman” has the meaning ascribed thereto in Section 8.1(b).

Schedule II:

List of Company Competitors

Ottobock

Ossur

Hanger Inc.

Ekso Bionics

ReWalk

Bionik Labs

Rex Bionics

Cyberdyne (Japan)

Parker-Hannifin Corp.

DIH International (Hong Kong) and Hocoma subsidiary

Deltason (Hong Kong)

Abilitech

II-1

Exhibit A

Technology License Agreement

EXHIBIT A

TECHNOLOGY LICENSE AGREEMENT

This TECHNOLOGY LICENSE AGREEMENT (this “License Agreement”) dated as of ______________, 2021 (the “Signing Date”), is entered into by and between Myomo, Inc., a Delaware corporation (“Licensor”) having its principal office at One Broadway, 14th Floor, Cambridge, MA 02142, USA and Jiangxi Myomo Medical Assistive Appliance Co., Ltd. (江西迈欧缪医疗辅助器具有限公司) a company incorporated under the laws of the PRC (“Licensee” or the “JV”) having its principal office at 1st Floor, Building No. 6, 544 Jiamaowu Road, inner Comprehensive Bonded Area, Xinjian District, Nanchang, Jiangxi Province (江西省南昌市新建区综合保税区内嘉茂五路544号6栋1层).

WHEREAS, pursuant to an Equity Joint Venture Contract, dated as of [•] by and between Myomo, Inc., Anhui Ryzur Medical Equipment Manufacturing, Co., Ltd. and Beijing Ryzur Medical Investment Co., Ltd. (the “JV Contract”), Licensor agrees to (a) contribute capital equal to USD$199,000 to the JV, and (b) supply the Licensee with certain hardware and software components of Licensor’s MyoPro Control System; and

WHEREAS, subject to the terms and conditions of this License Agreement, Licensee desires and is willing to secure from Licensor, and Licensor desires and is willing to grant to Licensee an exclusive license in the Field and in the Territory in and to certain Licensed IP (as defined below); and

WHEREAS, the JV Contract contemplates the entry into this License Agreement in connection with the execution of the JV Contract.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, agreements, representations and warranties herein contained, the Parties hereby agree as follows:

1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the JV Contract. The following terms shall have the meanings set forth below:

1.1 “Action” shall have the meaning set forth in Section 11.3

1.2 “Affiliate” shall have the meaning set forth in the JV Contract.

1.3 “Authority of Commerce” means the Ministry of Commerce of the PRC or its competent local branches;

1.4 “Challenge” shall have the meaning set forth in Section 2.6.

1.5 “Claim” shall have the meaning set forth in Section 11.1

1.6 “Control”, “Controls” or “Controlled by” means, with respect to any item of or right under the Licensed IP or the subject matter of the Licensed IP, the possession of (whether by ownership or license, other than pursuant to this License Agreement), or the ability of Licensor to grant access to, or a license or sublicense of such item or right as provided for herein without violating the terms of, or requiring the payment of any royalty or any other fee under, any agreement or other arrangement with any Third Party existing at the time Licensor would be required hereunder to grant Licensee such access, right or (sub)license.

1.7 “Copyrights” means copyrights and related rights under copyright and similar Laws in original published and unpublished works of authorship fixed in a tangible medium of expression and related registrations and applications for registration in the United States Copyright Office or in any similar office or agency anywhere in the world.

1.8 “Effective Date” shall mean the date on which the all of the following have occurred: (i) parties have executed definitive documents for the JV Contract; (ii) the parties have agreed on a business plan for the JV as defined in Section 5.3(i) of the JV Contract, and (iii) registered capital contributions described in Section 5.2(i) and capital reserve of US$5,000,000 described in Section 5.3(i) of the JV Contract have been completed by Ryzur (as defined in the JV Contract).

1.9 “Field” means the field of powered orthosis designed to help restore function to arms and hands paralyzed or weakened by CVA stroke, brachial plexus injury, cerebral palsy or other neurological or neuromuscular disease or injury.

1.10 “Improvement” or “Improvements” means any modification, derivative work or improvement of any intellectual property, whether patented or not and whether patentable or not.

1.11 “Initial Patents” shall have the meaning set forth in Section 1.21.

1.12 “Joint Improvement” means any Improvement of any Licensed IP that is created, developed or conceived by or on behalf of (a) Licensee or its Subsidiaries, without any contribution to creation, development or conception by Licensor or its Affiliates, or (b) Licensee or its Subsidiaries, and, Licensor or its Affiliates, with some contribution to creation, development or conception from each Party.

1.13 “JV Contract” shall have the meaning set forth in the Recitals hereto.

1.14 “Know-How” means all confidential, technical and/or proprietary information and knowledge, whether or not patentable and whether or not in written form, including, without limitation, information, inventions, know-how and knowledge regarding inventions, discoveries, techniques, research in progress, trade secrets, systems, methods, processes, algorithms, technical data, formulae, drawings, designs, schematics, specifications, blueprints, flow charts, models, prototypes, techniques, practices, manufacturing and design information, and financial, business, marketing and client information.

1.15 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.16 “License Agreement” shall have the meaning set forth in the Preamble hereto, and includes without limitation all schedules and attachments.

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1.17 “Licensed Copyrights” means any and all Copyrights in any and all documents and other works of authorship as identified on Schedule B.

1.18 “License Fee” shall have the meaning set forth in Section 6.1.

1.19 “Licensed IP” means, collectively, any and all of the Licensed Copyrights, Licensed Know-How, and Licensed Patents.

1.20 “Licensed Know-How” means any and all rights Controlled by Licensor under applicable trade secret Laws during the Term in and to any and all Know-How embodied in the Licensed Copyrights.

1.21 “Licensed Patents” means any and all Patents listed on Schedule A hereto (the “Initial Patents”) and any Patents Controlled by Licensor during the Term which include claims which cover any updates to any of the inventions claimed in the Initial Patents which updates are created by Licensor during the Term.

1.22 “Licensed Product” means any and all products identified in Schedule D as such Schedule may be updated to include additional products which are marketed and sold by Licensor during the Term.

1.23 “Licensed Software” means, any and all software listed on Schedule C.

1.24 “Licensed Software Documentation” means any and all end user documentation and technical documentation (e.g., Source Code documentation and other technical documentation) Controlled by Licensor during the Term that is associated with the Licensed Software.

1.25 “Licensee” shall have the meaning set forth in the Introductory Paragraph.

1.26 “Licensee Indemnitees” shall have the meaning set forth in Section 11.2.

1.27 “Licensor” shall have the meaning set forth in the Introductory Paragraph.

1.28 “Licensor Improvement” means any Improvement of any Licensed IP that is created, developed or conceived by or on behalf of Licensor or its Affiliates, without any contribution to creation, development or conception by Licensee or its Subsidiaries.

1.29 “Licensor Indemnitees” shall have the meaning set forth in Section 11.1.

1.30 “Loss” shall have the meaning set forth in Section 11.1.

1.31 “MyoPro Control System” shall have the meaning set forth in the JV Contract.

1.32 “Object Code” means computer software programs, assembled or compiled substantially or entirely in binary form, which are readable and usable by computer equipment, but not generally readable by humans without reverse assembly, reverse compiling or reverse engineering.

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1.33 “Party” means Licensee or Licensor, individually, and “Parties” means Licensee and Licensor, collectively.

1.34 “Patents” means all of the following under patent and similar Laws: (a) patents and patent applications (which for the purposes of this License Agreement shall be deemed to include certificates of invention and applications for certificates of invention), (b) all divisionals, continuations, request for continued examination applications and continuation-in-part applications of any patents or applications described in the foregoing clause 1.34 or this clause 1.34, (c) all patents issuing on any of the foregoing, (d) all registrations, grants, reissues, reexaminations, renewals, and supplemental protection certificates, including any term adjustments, restorations or extensions of any of the foregoing, (e) all other patents and patent applications of any type issued or filed anywhere in the world claiming priority in whole or in part to or from any of the foregoing, and (f) all international patents, utility models, invention registrations of any kind, and any other patent applications of any kind corresponding to any of the foregoing.

1.35 “Person” shall have the meaning set forth in the JV Contract.

1.36 “PRC” means the People’s Republic of China.

1.37 “Signing Date” shall have the meaning set forth in the Introductory Paragraph.

1.38 “Source Code” means the human readable representation of a computer program or designs written in any computer-programming language (e.g., VHDL, Verilog, Matlab, SPICE, C, C++, TCL, Perl, assembly code, etc.).

1.39 “Term” shall have the meaning set forth in Section 9.1.

1.40 “Territory” means the PRC, Hong Kong S.A.R., Macau S.A.R., and Taiwan.

1.41 “Title 11” shall have the meaning set forth in Section 13.

1.42 “Third Party” means any Person other than Licensee, Licensor and their respective Affiliates.

2. License Grants.

2.1 Patents and Know-How. Subject to the terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, revocable, exclusive (in the Territory and Field), non-transferable (except as expressly permitted by Section 14.7), and non-sublicenseable right and license under the Licensed Patents and Licensed Know-How in the Field and Territory only, to make, have made, use, sell, have sold, offer for sale, have offered for sale, import, and have imported the Licensed Products, and the right to practice the methods claimed in such Licensed Patents or Licensed Know-How in direct connection with such Licensed Products.

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2.2 Copyrights. In addition to the rights grant in Section 2.1 above and subject to the terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, revocable, exclusive (in the Territory and Field), non-transferable (except as expressly permitted by Section 14.7), and non-sublicenseable right and license under the Licensed Copyrights in the Field and Territory only, to reproduce, display, distribute, modify, and create derivative works and/or perform the works of authorship that are the subject matter of the Licensed Copyrights in each case for the purpose of developing and commercializing the Licensed Products.

2.3 Software.

(a) Source Code License Grant. Subject to the terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, revocable, exclusive (in the Territory and Field), non-transferable (except as expressly permitted by Section 14.7), and non-sublicenseable right and license under the Licensed Copyrights, in the Field and Territory only, to use, reproduce, modify, and create derivative works of all or any portion or portions of the Source Code of the Licensed Software in direct connection with the research, development or commercialization of the Licensed Products.

(b) Object Code License Grant. Subject to the terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, exclusive (in the Territory and Field), perpetual, irrevocable, non-transferable (except as expressly permitted by Section 14.7), and non-sublicenseable right and license, in the Field and Territory only, to use, reproduce, modify, and create derivative works of all or any portion or portions of the Object Code of the Licensed Software and to perform, display and distribute such Object Code only for use in direct connection with the research, development or commercialization of the Licensed Products.

(c) Documentation License Grant. Subject to the terms and conditions set forth in this License Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, exclusive (in the Territory and Field), perpetual, irrevocable, non-transferable (except as expressly permitted by Section 14.7), and non-sublicenseable right and license, in the Field and Territory only, to use, reproduce, display, distribute, modify, and create derivative works of all or any portion or portions of the Licensed Software Documentation for purposes of creating new versions of the Licensed Software Documentation and to distribute such Documentation only for use in direct connection with the research, development or commercialization of the Licensed Products.

2.4 Reservations; Restrictions.

(a) Except as expressly set forth herein, Licensor reserves all right, title and interest in the Licensed IP. Licensee shall not sell, transfer or otherwise provide, directly or indirectly, the Licensed Products for use or sale outside of the Territory or outside of the Field.

(b) To the extent that Licensee enters into a written agreement relating to any Licensed Product with a Third Party after the Signing Date, Licensee shall restrict such Third Party and require similar restrictions throughout the supply chain, from shipping or selling Licensed Products outside of the Field. Licensee shall exercise its reasonable commercial efforts to enforce such restrictions, including without limitation by (i) promptly suspending shipments of the

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Licensed Products to a Third Party if the Licensed Products are being sold or used by such Third Party outside the Field, (ii) notifying such Third Party in writing of such alleged violation, (iii) conducting an investigation of such violation as reasonably appropriate under the circumstances, (iv) following completion of such investigation, terminating any such Third Party the investigation of which revealed that such Third Party failed to comply with such restrictions, and (v) pursuing a damage claim (or authorizing Licensor to pursue such damage claim on its behalf) against any such Third Party that failed to comply with its restriction. In any written agreement with a Third Party, Licensee shall require that such Third Party agrees that Licensor shall be treated as an intended third party beneficiary for purposes of enforcing under such agreement the restrictions described in this Section 2.4.

2.5 Licensee Covenant Not to Sue. Licensee covenants and agrees that Licensee shall not directly or indirectly commence, authorize or assist in any suit or other proceeding (including asserting any claim or counterclaim against, or participate in or join or otherwise aid, other than as required by Law, in any claim or action against, Licensor) under the Licensed IP or any other intellectual property rights sold or licensed by Licensor under the JV Contract (if any) to the extent based on a claim that, solely because of the sale of such assets under the JV Contract or the rights and licenses granted by Licensor to Licensee under this License Agreement, Licensor or any Affiliate of Licensor does not have the rights reasonably necessary or useful to perform (a) its obligations under the JV Contract or (b) research, development, regulatory and quality assurance activities to support developing, manufacturing, marketing or selling products outside of the Territory or the Field. The covenant not to sue in this Section 2.5 is not transferable by either Party, except that it will transfer (x) as set forth in Section 14.7 and (y) with any sale, disposition or other grant or authorization of rights by Licensee of the applicable intellectual property right.

2.6 Termination Upon Patent Challenge. In the event that Licensee or any of its Affiliates, licensees, sublicensees or distributors, anywhere in the Territory, without the prior written consent of Licensor institutes, prosecutes or otherwise participates in (other than to defend any Licensed Patent), or in any way aids any Third Party in instituting, prosecuting or participating in, before any indicial administrative or regulatory body, including the U.S. Patent and Trademark Office or its foreign counterparts, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable (a “Challenge”), Licensor shall have the right to terminate this License Agreement, including the rights of any such licensees, sublicensees or distributors by written notice to the Licensee; provided, however, that such termination shall not take effect if (a) the Challenge is brought by a licensee or sublicensee of Licensee (and not by Licensee or its Affiliates) or (b) Licensee unintentionally and unknowingly provided aid to any such Third Party regarding the Challenge, and if, within ten (10) days of receipt of such notice of termination, Licensee with respect to such clause 2.6 terminates the sublicense it granted such licensee or sublicensee, or with respect to such clause 2.6 causes such aid to cease, respectively, and notifies Licensor thereof.

2.7 Future Product Lines. The Parties agree to negotiate in good faith the terms, including licensing terms and additional consideration, under which Licensee may develop and commercialize any future medical product developments or enhancements created by Licensor during the Term.

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3. Transfer of Copies of Licensed IP; Technical Assistance.

3.1 Transfer of Copies of Licensed IP. Within fifteen (15) days after receipt of the entire License Fee paid in accordance with Section 6.1 below, Licensor shall transfer or make available to Licensee sufficient copies of documents and materials Controlled by Licensor that document, describe or embody the Licensed IP or the subject matter of the Licensed IP. Until such time as the entire License Fee is paid to Licensor, Licensee will purchase from Licensor, Licensed Products for use in any clinical studies required in China for NMPA approval.

3.2 Technical Support. Licensor shall provide sufficient technical support, assistance and trainings to Licensee to ensure the transfer of know how so that Licensee can produce Myomo Products in Licensee’s factory as detailed in Schedule E hereto. Licensor shall be compensated by the JV for direct costs incurred in the provision of such support assistance and trainings.

4. Marking. To the extent commercially feasible and consistent with prevailing business practices, Licensee and/or its Affiliates shall mark all Licensed Products in a manner to provide sufficient notice under applicable Law. In the event that a Licensed Product cannot be marked itself, the patent notice shall be placed on associated tags, labels, packaging, or accompanying documentation, either electronic or paper, as appropriate to provide sufficient notice under applicable Law.

5. Ownership of Licensed IP and Improvements.

5.1 Ownership of Licensed IP. Except for the licenses and rights expressly granted to Licensee in this License Agreement, all right, title, and interest in and to the Licensed IP shall remain vested in Licensor. If Licensee acquires any right, title or interest in or to the Licensed IP, Licensee hereby assigns and will assign, for no additional consideration, all right, title and interest in any of the foregoing to Licensor.

5.2 Ownership and Use of Improvements.

(a) Notwithstanding the above, it is agreed that (i) Licensor and Licensee shall jointly own all right, title and interest in and to any Joint Improvement, and (ii) Licensor shall solely and exclusively own all right, title and interest in and to any Licensor Improvement.

(b) Licensee shall have the exclusive right to use any Joint Improvement in the Field and Territory, but shall not license or transfer its interests in such Joint Improvement to any Third Party. Licensee shall have no right to use any Joint Improvement outside of the Field or outside of the Territory, except upon prior written consent of Licensor. Licensor shall have no restrictions on its use, transferability or licensing of any Licensor Improvement outside of the Field (even if within the Territory) and/or outside of the Territory (even if within the Field). Upon creation of any Joint Improvement, Licensee shall promptly (i) notify Licensor, (ii) describe such Joint Improvement in reasonable detail, and (iii) provide to Licensor any tangible embodiment of such Joint Improvement that Licensee creates for Licensor’s own research or development.

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6. Consideration.

6.1 License Fee. As consideration under this License Agreement, Licensee shall pay to Licensor, a non-refundable license fee equal to US$214,920 plus US$2,500,000 (the “License Fee”), which shall be paid by Licensee to Licensor as follows:

(a) within thirty (30) business days after the Effective Date, Licensee shall pay to Licensor the first installment equal to US$214,920 plus US$2,000,000; and

(b) within thirty (30) business days after the NMPA Approvals (as defined in the JV Contract) have been obtained by Licensor with evidence reasonably satisfactory to Licensee, Licensee shall pay to Licensor the remaining US$500,000.

6.2 Tax. Any withholding or other taxes due by the JV or Myomo as a result of the payment of the License Fee shall be the responsibility of the JV.

7. Representations and Warranties.

7.1 Licensor. Licensor hereby represents and warrants to Licensee that as of the date hereof and the Effective Date:

(a) To the Licensor’s knowledge and belief, Licensor can lawfully license the Licensed IP, Licensed Software and Licensed Products under the laws of the United States to Licensee in accordance with this Agreement.

(b) All corporate action on the part of Licensor and on the part of each of its officers and directors necessary for the authorization, execution, and delivery of this License Agreement and the performance of its obligations hereunder has been taken.

(c) This License Agreement is the legal, valid, and binding obligation of Licensor, enforceable against it in accordance with its terms.

(d) Neither the execution and delivery of this License Agreement nor the performance of the obligations contemplated hereby will: (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of any contract or any other obligation to which Licensor is a party or under which Licensor is subject or bound, (ii) violate any judgment, order, injunction, decree or award of any governmental authority against, or affecting or binding upon, Licensor or upon the assets, property or business of Licensor, or (iii) constitute a violation by Licensor of any applicable Law of any jurisdiction as such Law relates to Licensor or to the property or business of Licensor.

(e) To Licensor’s knowledge, no action, suit, proceeding, or investigation is pending or is threatened in writing, nor has any claim or demand been made in writing, that challenges the legality, validity, enforceability, use or ownership by Licensor of any of the Licensed IP, Licensed Software and Licensed Products.

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7.2 Licensee. Licensee hereby represents and warrants to Licensor that as of the date hereof and the Effective Date:

(a) All corporate action on the part of Licensee and on the part of each of its officers and directors necessary for the authorization, execution, and delivery of this License Agreement and the performance of its obligations hereunder has been taken.

(b) This License Agreement is the legal, valid, and binding obligation of Licensee, enforceable against it in accordance with its terms.

(c) Neither the execution and delivery of this License Agreement nor the performance of the obligations contemplated hereby will: (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of any contract or any other obligation to which Licensee is a party or under which Licensee is subject or bound, (ii) violate any judgment, order, injunction, decree or award of any governmental authority against, or affecting or binding upon, Licensee or upon the assets, property or business of Licensee, or (iii) constitute a violation by Licensee of any applicable Law of any jurisdiction as such Law relates to Licensee or to the property or business of Licensee.

(d) Licensee or its Affiliates shall not challenge the validity, enforceability or ownership of any Licensed Patents, and Licensee instituting such a challenge shall be considered a material breach of this License Agreement.

7.3 Disclaimers.

(a) Notwithstanding anything to the contrary in this License Agreement, Licensor makes no representation or warranty regarding the sufficiency of the Licensed IP to support the operation of Licensee’s business, or the making, using, selling, or importation of any product by Licensee.

(b) THE LICENSED IP AND ANY LICENSES GRANTED BY LICENSOR TO LICENSEE ARE PROVIDED UNDER THIS LICENSE AGREEMENT “AS IS” AND MAY CONTAIN DEFICIENCIES, AND, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES INCLUDED IN THE JV CONTRACT, LICENSOR MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE USE OR PERFORMANCE OF SUCH LICENSED IP OR LICENSED RIGHTS. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES BY EACH PARTY AS SET FORTH IN SECTIONS 7.1 AND 7.2 ABOVE, EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS LICENSE AGREEMENT AND DISCLAIMS ALL IMPLIED REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, THE LICENSED IP IS SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE JV CONTRACT.

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8. Confidentiality.

8.1 Confidentially Obligation. During the Term and thereafter, except as expressly provided below, each of Licensee and Licensor shall keep in strictest confidence, and shall cause its employees and agents, to keep in strictest confidence, the existence, source, content and substance of all Licensed Know-How and any unpublished patent applications included in any Licensed Patents. Licensee shall not use any such Licensed Know-How or unpublished patent applications in any way, for its own account or the account of any Third Party, except to the extent reasonably necessary to exercise its rights or perform its obligations under the JV Contract. Neither Party shall disclose any Licensed Know-How or such unpublished patent applications to any Person (including employees and contractors) unless such Person is bound by written agreements or, in the case of professional advisers, such professional advisers are subject to ethical duties respecting such subject matter in accordance with the terms of this Section 8, and such written agreements contain protections as least as restrictive as those contain in this License Agreement.

8.2 Exceptions. Notwithstanding the foregoing, Section 8.1 above shall not apply to all or any part of the Licensed Know-How or unpublished patent applications included in the Licensed Patents that (a) is or becomes publicly known, from no act or failure to act on the part of the Party claiming the availability of the exception of this clause 8.2, (b) is disclosed to the Party claiming the availability of the exception of this clause 8.2 by a Third Party as a matter of right and without restriction on disclosure, or (c) is developed independently by the Party claiming the availability of the exception of this clause 8.2 without any reliance on or reference to the Licensed Know-How.

8.3 Disclosures Required by Law. In the event the disclosure of the Licensed Know-How is required by applicable Law, judicial or regulatory subpoena, the Party required to make such disclosure must provide the other Party with prompt written notice of any such requirement in order to afford such other Party time either to seek an appropriate protective order (or other remedy) or a waiver of compliance therewith. If such order or other remedy is not obtained, the Party required to make such disclosure shall disclose only that portion of the subject Licensed Know-How that in the opinion of counsel to such Party is legally required to be disclosed and shall exercise all reasonable efforts to obtain assurances that confidential treatment will be accorded the Licensed Know-How. The Party to make the applicable disclosure shall cooperate reasonably with the other Party in all respects in seeking to obtain a protective order or other remedy or otherwise to diligently contest or limit the required disclosure.

8.4 Terms of License Agreement.

(a) Neither Party may disclose any of the terms of this License Agreement (including the existence of this License Agreement) or any non-public and/or proprietary information about the other Party to any Person without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may disclose such terms (i) to its accountants and advisors who have a “need-to-know” solely for the purpose of providing services to such Party, or (ii) to existing and potential investors, lenders and acquirers and the accountants and advisors of any of the foregoing; provided, however, that in the case of this clause (a), any such recipient is bound by a written agreement (or in the case of attorneys or other professional advisors, formal ethical duties) requiring such recipients not to disclose the terms of this License Agreement to any Third Party and to use such terms only for purposes of evaluating the applicable investment, loan or acquisition.

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(b) In addition, this License Agreement and terms herein may be disclosed as otherwise required pursuant to applicable law, regulation, stock market or stock exchange rule or rule of a self-regulatory organization (e.g., rules or regulations of the United States Securities and Exchange Commission or the NYSE); provided that a Party proposing to make such a disclosure as required by law, rule or regulation shall inform the other Party a reasonable time prior to such required disclosure, shall provide the other Party with a copy of the text of such proposed disclosure sufficiently in advance of the proposed disclosure to afford such other Party a reasonable opportunity to review and comment upon the proposed disclosure (including, if applicable, the redacted version of this Agreement) and shall reasonably consider, consistent with applicable law, rule and regulation (including interpretations thereof), the requests of the other Party regarding confidential treatment for such disclosure.

8.5 The obligations of each Party under this Section 8 shall survive and continue to be binding upon such Party after the termination or expiration of this License Agreement.

9. Term.

9.1 Term. This License Agreement shall remain in effect in accordance with its terms until the effective date of termination of the JV Contract (which, for the avoidance of doubt, shall include any dissolution, liquidation, cessation of operations or winding up of Licensee) or the exercise of the put option by Licensor in accordance with Section 5.11 (Put Option) of the JV Contract, whichever is earlier (the “Term”).

9.2 Renewal. This License Agreement may be renewed only upon mutual written agreement between the Parties.

9.3 Termination. This License Agreement may be terminated prior to its expiration:

(a) at any time by the mutual written agreement of Licensor and Licensee; or

(b) by either Party, if the other Party breaches or defaults in any of its material obligations hereunder and such breach or default is (i) not curable, or (ii) if curable, not cured within 30 (thirty) days or such longer period as may be mutually agreed to by the Parties after written notice of such breach or default is given by the non-defaulting Party to the defaulting Party.

(c) If a U.S. government entity prohibits the license agreement and transfer of IP. In this event, any License Fee paid to Myomo shall be refunded to the JV.

9.4 Effect of Termination or Expiration. Upon the termination or expiration of the License Agreement: (a) all rights and licenses granted to Licensee shall immediately cease, (b) Licensee shall promptly return to Licensor or destroy, at Licensor’s election in its sole discretion, all tangible embodiments of the Licensed IP, and (c) Licensee shall promptly cease all research, development, production and commercialization of the Licensed Products.

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10. Limitations. THE PARTIES HERETO AGREE THAT, NOTWITHSTANDING ANY OTHER PROVISION IN THIS LICENSE AGREEMENT, EXCEPT FOR (A) EITHER PARTY’S BREACH OF SECTION 8 (CONFIDENTIALITY), (B) LICENSEE’S BREACH OF SECTION 2 (LICENSE GRANTS) OR (C) LICENSEE’S INFRINGEMENT OF LICENSOR’S INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY NOR ANY OF ITS AFFILIATES SHALL BE LIABLE TO THE OTHER OR ANY OTHER PERSON FOR CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, LOST PROFITS, LOST SAVINGS, LOSS OF GOODWILL OR OTHERWISE, OR FOR EXEMPLARY DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

11. Indemnification.

11.1 Licensee Indemnification Obligations. Licensee shall defend, indemnify and hold Licensor, its Affiliates and their respective officers, directors, employees and agents (the “Licensor Indemnitees”) harmless, and hereby forever releases and discharges the Licensor Indemnitees, from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs and expenses of investigation and defense) (“Losses”) resulting from (a) all claims, demands, actions and other proceedings brought by any Third Party (“Claims”) to the extent arising from or related to (a) the use, development, production or commercialization by Licensee of any Licensed IP, or (b) any inaccuracy in or breach, default or non-performance of any of the representations, warranties, covenants or agreements made by Licensee herein.

11.2 Licensor Indemnification Obligations. Licensor shall defend, indemnify and hold Licensee, its Affiliates and their respective officers, directors, employees and agents (the “Licensee Indemnitees”) harmless, and hereby forever releases and discharges the Licensee Indemnitees, from and against all Losses resulting from all Claims to the extent arising from or related to (a) the use, development, production or commercialization by Licensor of any Licensed IP or Licensed Software or Licensed Products, or (b) any inaccuracy in or breach, default or non-performance of any of the representations, warranties, covenants or agreements made by Licensor herein. Notwithstanding the foregoing or anything else to the contrary in this License Agreement, Licensor’s indemnity obligations will not apply to Claims to the extent arising from (x) modification of the Licensed IP, Licensed Software or Licensed Products by any party other than Licensor without Licensor’s express written consent, (y) the combination, operation, or use of the Licensed IP, Licensed Software or Licensed Products with other product(s), data or services where the Licensed IP, Licensed Software or Licensed Products would not by itself be infringing, or (z) unauthorized or improper use of the Licensed IP, Licensed Software or Licensed Products. If the use of the Licensed IP, Licensed Software or Licensed Products by Licensee has become, or in Licensor’s opinion is likely to become, the subject of any claim of infringement, Licensor may at its option and expense (A) procure for Licensee the right to continue using the Licensed IP, Licensed Software or Licensed Products as set forth hereunder, (B) replace or modify the Licensed IP, Licensed Software or Licensed Products to make it non-infringing so long as the Licensed IP, Licensed Software or Licensed Products have at least equivalent functionality, or (C) substitute an equivalent for the Licensed IP, Licensed Software or Licensed Products. If options (A)-(C) are not reasonably practicable, Licensor may terminate this License Agreement. This Section 11.2 states Licensor’s entire obligation and Licensee’s sole remedies in connection with any claim regarding the intellectual property rights of any Third Party.

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11.3 Procedure. If Licensor Indemnities or Licensee Indemnitees become aware of any matter for which it believes it should be indemnified or defended under Section 11.1 or Section11.2, as applicable, involving any claim, action, suit, investigation, arbitration or other proceeding against such Party by any Third Party (each, and “Action”), such Licensor Indemnitee or Licensee Indemnitee will give the other Party prompt written notice of such Action. Licensor Indemnitees or Licensee Indemnitees will cooperate, at the expense of the other Party, with the other Party and its counsel in the defense and Licensor Indemnitees or Licensee Indemnitees, as applicable, will have the right to participate fully, at its own expense, in the defense of such Action with counsel of its own choosing. Any compromise or settlement of an Action will require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld, conditioned or delayed.

12. Injunctive Relief; Costs of Actions. Notwithstanding anything to the contrary contained in this License Agreement, each of the Parties hereto acknowledges and agrees that a breach by it (or any of its Affiliates) of any of the provisions of this License Agreement would cause irreparable injury to the other Party which would not be adequately compensated by money damages. Accordingly, in addition to any and all other rights and remedies existing, the other Party and/or its successors or assigns shall be entitled to obtain an injunction, specific performance or other appropriate equitable relief upon application to any court of competent jurisdiction in order to enforce or prevent any breach or threatened breach of this License Agreement, in each case without the requirement of posting a bond or proving actual damages. The prevailing Party in any legal action brought by one Party against the other arising out of this License Agreement, will be entitled, in addition to any other rights it may have, to reimbursement of its costs and expenses associated with such legal action, including court costs and reasonable attorneys’ fees.

13. Bankruptcy. All rights and licenses granted by Licensor under or pursuant to this License Agreement are, for all purposes of Section 365(n) of Title 11 of the United States Code (“Title 11”), licenses of rights to “intellectual property” as defined in Title 11. Licensor agrees that, in the event of the commencement of bankruptcy proceedings by or against Licensor under Title 11, Licensee, as licensee of such rights under this License Agreement, shall retain and may fully exercise all of its rights under this License Agreement (including the license granted hereunder) and all of its rights and elections under Title 11. Without limiting the generality of the foregoing, if this License Agreement is terminated under any applicable insolvency law, or Licensor or an administrator refuses to further perform this License Agreement (or any of Licensor’s obligations hereunder) under any applicable insolvency law, then Licensee may elect to retain all of its license rights under this License Agreement (including without limitation the rights described in Section 2 above) for the remainder of the Term.

14. Miscellaneous Provisions.

14.1 Filing. The Licensee may register this License Agreement with the competent Authority of Commerce in accordance with the relevant PRC Law. As soon as such registration is granted or completed (and in any case within three (3) Business Days following the granting or completion of such registration), the Licensee shall promptly inform the Licensor of the granting or completion of such registration and provide the Licensor with a copy of the relevant Registration Certificate of Technology Import.

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14.2 Notices. Any notice, request, demand other communication required or permitted hereunder shall be (a) given in writing in English (with Chinese translation, if requested by a Party at such Party’s cost) and (b) personally delivered or mailed, by prepaid, certified mail or overnight courier, or transmitted by facsimile or electronic mail transmission (including PDF), to the Party to whom such notice or communication is directed, to the mailing address or regularly-monitored electronic mail address of such Party as follows:

If to Licensor:	Attention: Paul R. Gudonis
Address: One Broadway, 14th Floor, Cambridge,
MA 02142, USA
Email: paul@myomo.com

with a copy (which shall necessarily include a copy by email to the following and alone shall not constitute notice) to:

Goodwin Proctor LLP: Attention: James Xu

Address: 100 Northern Ave., Boston,

MA 02142, USA

Email: jxu@goodwinlaw.com

If to Licensee:

Attention: REN Song

Address: 801 Zitan Building, No. 27 Jianguo Road,

Chaoyang District, Beijing, PRC

Email: david.ren@ryzur.com.cn

Telephone: +86 10 58198900

Any notice given hereunder may be given on behalf of any Party by its counsel or other authorized representative.

14.3 Third Party Rights. Notwithstanding anything to the contrary in this License Agreement, the grant of rights by Licensor under this License Agreement shall be subject to and limited in all respects by the terms of the applicable Third Party agreements and arrangements pursuant to which Licensor acquired any Licensed IP, and all rights or sublicenses granted under this License Agreement shall be limited to the extent that Licensor may grant such rights and sublicenses under the Licensed IP.

14.4 Captions and Gender. The captions in this License Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this License Agreement of the masculine pronoun in reference to a Party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

14.5 Parties in Interest. Nothing in this License Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this License Agreement.

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14.6 Governing Law; Consent to Jurisdiction.

(a) All questions concerning the construction, validity and interpretation of this License Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York.

(b) THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS LICENSE AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS LICENSE AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

14.7 Assignment.

(a) Licensee may not assign or transfer this License Agreement, including by operation of law or upon a change of control, without the consent of Licensor. In the case of any such permitted assignment, the assignee assumes all responsibilities under this License Agreement.

(b) This License Agreement and the obligations of the Parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others.

14.8 Severability. If any term or other provision of this License Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this License Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this License Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

14.9 Relationship Between Parties. The relationship between the Parties created under this License Agreement is that of independent contractors. With respect to the relationship created under this License Agreement, the Parties are not joint venturers, partners, principal and agent, master and servant, employer and employee, and have no relationship other than as independent contracting Parties, and neither Party shall have the power to bind or obligate the other in any manner.

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14.10 Entire Agreement. This License Agreement, including the Schedules hereto, and the documents referred to herein contain the entire agreement between the Parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

14.11 Amendments and Waiver. This License Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each of the Parties hereto, or, in the case of a waiver, the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

14.12 Construction. Each Party hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this License Agreement. As used in this License Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation.

14.13 Languages and Counterparts. This License Agreement and its schedules are written in English language and Chinese language. In case there is a conflict between the English version and the Chinese version, the English version shall control. This License Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of a counterpart hereto by facsimile or other electronic transmission shall be deemed an original.

[REMAINDER OF PAGE BLANK; SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, the Parties have caused this Technology License Agreement to be duly executed in their respective names and on their behalf, as of the date first above written.

Myomo, Inc.

By:
Title:
Date:

Jiangxi Myomo Medical Assistive Appliance Co., Ltd. (江西迈欧缪医疗辅助器具有限公司)

By:
Title:
Date:

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SCHEDULE A

Licensed Patents

•	Myomo Chinese patent portfolio necessary for Licensee to make, have made, use, sell, have sold, offer for sale, have offered for sale, import, and have imported the Licensed Products.

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SCHEDULE B

Licensed Copyrights

•	Assembly and testing instructions and procedures for manufacturing the MyoPro robotic kit elements;

•	Custom orthotic design and fabrication instructions to manufacture individual patient braces integrating the MyoPro robotic kits;

•	Quality system documents and procedures

•	Device repair procedures and training program;

•	Clinical research protocols and documentation;

•	Training materials for prosthetist/orthoptist and occupational therapist support of the MyoPro patient evaluation, fitting, and training process;

•	User manuals for patients and clinicians;

•	Regulatory filings to support NMPA approval for the MyoPro in China;

•	Sales and marketing materials, including product brochures and marketing information;

•	Website content available for translation into local language; and

•	Updates to any of the foregoing created or developed by or on behalf of Licensor

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SCHEDULE C

Licensed Software

•	Laptop/mobile software application “myConfig” for device setting configuration, to be translated into local language by Licensee; and

•	Updates to the foregoing created or developed by or on behalf of Licensor.

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SCHEDULE D

Licensed Products

•	MyoPro Motion G

•	MyoPro Motion W

•	MyoPro Motion E

•	Mobile Arm Rehabilitation System (MARK)

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SCHEDULE E

Licensor’s technical support plan (i.e., Upper Limb Orthosis Project Proposal)

(see attached)

Exhibit B

Trademark License Agreement

EXHIBIT B

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (this “Trademark License Agreement”) dated as of ______________, 2021, is entered into by and between Myomo, Inc., a Delaware corporation (“Licensor”) having its principal office at One Broadway, 14th Floor, Cambridge, MA 02142, USA and Jiangxi Myomo Medical Assistive Appliance Co., Ltd. (江西迈欧缪医疗辅助器具有限公司) a company incorporated under the laws of the PRC (“Licensee” or the “JV”) having its principal office at 1st Floor, Building No. 6, 544 Jiamaowu Road, inner Comprehensive Bonded Area, Xinjian District, Nanchang, Jiangxi Province (江西省南昌市新建区综合保税区内嘉茂五路544号6栋1层).

WHEREAS, pursuant to the Equity Joint Venture Contract, dated as of [•], by and between Myomo, Inc., Anhui Ryzur Medical Equipment Manufacturing, Co., Ltd. and Beijing Ryzur Medical Investment Co., Ltd. (the “JV Contract”), Licensor agrees to (a) contribute capital equal to USD$199,000 to the JV, and (b) supply the Licensee with certain hardware and software components of Licensor’s MyoPro Control System; and

WHEREAS, pursuant to that certain Technology License Agreement, dated as of [•], by and between Myomo, Inc. and the JV (the “Technology License Agreement”), Licensor agrees to grant a Licensee a license to certain intellectual property; and

WHEREAS, subject to the terms and conditions of this Trademark License Agreement, Licensee desires and is willing to secure from Licensor, and Licensor desires and is willing to grant to Licensee an exclusive license in the Field (as defined below) and in the Territory (as defined below) in and to certain Licensed Trademarks (as defined below); and

WHEREAS, the JV Contract contemplates the entry into this License Agreement in connection with the execution of the JV Contract.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, agreements, representations and warranties herein contained, the Parties hereby agree as follows:

1. Certain Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the JV Contract. The following terms shall have the meanings set forth below:

1.1 “Affiliate” shall have the meaning set forth in the JV Contract.

1.2 “Effective Date” shall have the meaning set forth in the Technology License Agreement

1.3 “Field” shall have the meaning set forth in the Technology License Agreement.

1.4 “JV Contract” shall have the meaning set forth in the Recitals hereto.

1.5 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.6 “Licensed Product” means any and all products identified in Schedule B as such Schedule may be updated from time to time to include additional products that are marketed and sold by Licensor during the Term.

1.7 “Licensed Trademarks” means the Trademarks listed on Schedule A hereto.

1.8 “Licensee” shall have the meaning set forth in the Introductory Paragraph.

1.9 “Licensor” shall have the meaning set forth in the Introductory Paragraph.

1.10 “Party” means Licensee or Licensor, individually, and “Parties” means Licensee and Licensor, collectively.

1.11 “Person” shall have the meaning set forth in the JV Contract.

1.12 “PRC” means the People’s Republic of China.

1.13 “Term” shall have the meaning set forth in Section 6.1.

1.14 “Territory” means the PRC, Hong Kong S.A.R., Macau S.A.R., and Taiwan.

1.15 “Third Party” means any Person other than Licensee, Licensor and their respective Affiliates.

1.16 “Trademarks” means trademarks, trade names, brand names, logos, symbols, service marks and designs under trademark and similar Laws, the goodwill of the business symbolized thereby, and related registrations and applications for registration in the United States Patent and Trademark Office or in any similar office or agency anywhere in the world.

1.17 “Trademark License Agreement” shall have the meaning set forth in the Introductory Paragraph hereto, and includes without limitation all schedules and attachments.

2. License Grants.

2.1 License. Subject to the terms and conditions set forth in this Trademark License Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, revocable, exclusive (in the Territory and Field), fully paid-up, non-transferable (except as expressly permitted by Section 8.6), and non-sublicenseable right and license under the Licensed Trademarks, in the Field and Territory only, to use and display the Licensed Trademarks in advertising and other promotional materials (whether in traditional print or electronic format) relating to the marketing, advertising, promotion, and/or selling of any Licensed Product.

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2.2 Quality Standards. The Parties acknowledge that the Licensed Trademarks have established goodwill, and acknowledge the importance of Licensor’s control over the quality of Licensee’s use thereof so as to preserve the continued validity of the Licensed Trademarks and to protect the goodwill associated therewith. Licensee agrees that the quality of the products and services provided by Licensee under the Licensed Trademarks and the associated advertising and promotion (including without limitation advertising and promotion collateral and materials) shall equal or exceed the standard of quality heretofore established and maintained by Licensor with respect to the same or similar products and services. If Licensor determines that Licensee is using or displaying any Licensed Trademark in a manner that is or may be detrimental to Licensor’s interest, Licensor may issue reasonable instructions to Licensee concerning the manner, if any, in which Licensee may continue to use such Licensed Trademark. Licensee shall promptly comply with such instructions or cease the use or display of such Licensed Trademark.

2.3 Ownership. This rights granted to and obtained by Licensee as a result of or in connection with this Trademark License Agreement are license rights only, and nothing contained in this Trademark License Agreement constitutes or shall be construed to be an assignment of any or all of Licensor’s rights in the Licensed Trademarks or to permit Licensee to acquire any ownership rights in the Licensed Trademarks. Except as expressly set forth herein, Licensor reserves all right, title and interest in the Licensed Trademark. To the extent that Licensee does acquire any ownership rights in or to any of the Licensed Trademarks, Licensee shall and does hereby assign to Licensor all such rights. All goodwill resulting from Licensee’s use of the Licensed Trademarks shall inure to the benefit of Licensor, and Licensee shall and does hereby assign to Licensor all such goodwill.

2.4 Restrictions. During the Term and thereafter, Licensee shall not adopt, use, registered, or apply for registration any word, name, mark, symbol, other designation or trade style that in Licensor’s reasonable and sole opinion is likely to cause confusion or dilute any of the Licensed Trademarks, and Licensee shall not make any unlicensed use of trademarks or service marks which, in Licensor’s sole opinion, is confusingly similar to or dilutive of any of the Licensed Trademarks. In addition, Licensee agrees that it shall not use any of the Licensed Trademarks in combination with any word, name, mark, symbol, other designation or trade style so as to create a composite mark.

2.5 Marking. When using any Licensed Trademark, Licensee shall comply with the marking requirements set forth on Schedule C.

3. Consideration

3.1 License Fee. The Parties agree that there shall be no monetary fee owed by Licensee to Licensor for the license of the Licensed Trademarks under this Trademark License Agreement.

4. Representations and Warranties.

4.1 Licensor. Licensor hereby represents and warrants to Licensee that as of the Effective Date:

(a) All corporate action on the part of Licensor and on the part of each of its officers and directors necessary for the authorization, execution, and delivery of this Trademark License Agreement and the performance of its obligations hereunder has been taken.

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(b) This Trademark License Agreement is the legal, valid, and binding obligation of Licensor, enforceable against it in accordance with its terms.

(c) Neither the execution and delivery of this Trademark License Agreement nor the performance of the obligations contemplated hereby will: (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of any contract or any other obligation to which Licensor is a party or under which Licensor is subject or bound, (ii) violate any judgment, order, injunction, decree or award of any governmental authority against, or affecting or binding upon, Licensor or upon the assets, property or business of Licensor, or (iii) constitute a violation by Licensor of any applicable Law of any jurisdiction as such Law relates to Licensor or to the property or business of Licensor.

4.2 Licensee. Licensee hereby represents and warrants to Licensor that as of the Effective Date:

(a) All corporate action on the part of Licensee and on the part of each of its officers and directors necessary for the authorization, execution, and delivery of this Trademark License Agreement and the performance of its obligations hereunder has been taken.

(b) This Trademark License Agreement is the legal, valid, and binding obligation of Licensee, enforceable against it in accordance with its terms.

(c) Neither the execution and delivery of this Trademark License Agreement nor the performance of the obligations contemplated hereby will: (i) conflict with or result in any violation of or constitute a breach of any of the terms or provisions of, or result in the acceleration of any obligation under, or constitute a default under any provision of any contract or any other obligation to which Licensee is a party or under which Licensee is subject or bound, (ii) violate any judgment, order, injunction, decree or award of any governmental authority against, or affecting or binding upon, Licensee or upon the assets, property or business of Licensee, or (iii) constitute a violation by Licensee of any applicable Law of any jurisdiction as such Law relates to Licensee or to the property or business of Licensee.

5. Confidentiality.

5.1 Neither Party may disclose any of the terms of this Trademark License Agreement to any Person without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may disclose such terms (i) to its accountants and advisors who have a “need-to-know” solely for the purpose of providing services to such Party, or (ii) to existing and potential investors, lenders and acquirers and the accountants and advisors of any of the foregoing; provided, however, that any such recipient is bound by a written agreement (or in the case of attorneys or other professional advisors, formal ethical duties) requiring such recipients not to disclose the terms of this Trademark License Agreement to any third party and to use such terms only for purposes of evaluating the applicable investment, loan or acquisition.

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5.2 In addition, this Trademark License Agreement and terms hereof may be disclosed as otherwise required pursuant to applicable law, regulation, stock market or stock exchange rule or rule of a self-regulatory organization (e.g., rules or regulations of the United States Securities and Exchange Commission, the Nasdaq or the NYSE); provided that a Party proposing to make such a disclosure as required by law, rule or regulation shall promptly inform the other Party of such proposed disclosure, shall provide the other Party with a copy of the text of such proposed disclosure sufficiently in advance of the proposed disclosure to afford such other Party a reasonable opportunity to review and comment upon the proposed disclosure (including, if applicable, the redacted version of this Trademark License Agreement), and shall reasonably consider, consistent with applicable law, rule and regulation (including interpretations thereof), the requests of the other Party regarding confidential treatment for such disclosure.

6. Term.

6.1 Term. This Trademark License Agreement shall remain in effect in accordance with its terms until the effective date of termination of the JV Contract (which, for the avoidance of doubt, shall include any dissolution, liquidation, cessation of operations or winding up of Licensee) or the exercise of the put option by Licensor in accordance with Section 5.10 (Put Option) of the JV Contract, whichever is earlier (the “Term”).

6.2 Renewal. This Trademark License Agreement may be renewed only upon mutual written agreement between the Parties.

6.3 Termination. This Trademark License Agreement may be terminated prior to its expiration:

(a) at any time by the mutual written agreement of Licensor and Licensee; or

(b) by either Party, if the other Party breaches or defaults in any of its material obligations hereunder and such breach or default is (i) not curable, or (ii) if curable, not cured within 30 (thirty) days or such longer period as may be mutually agreed to by the Parties after written notice of such breach or default is given by the non-defaulting Party to the defaulting Party.

6.4 Effect of Termination or Expiration. Upon the termination or expiration of the Trademark License Agreement, (a) all rights and licenses granted to Licensee shall immediately cease, (b) Licensee shall immediately discontinue all use of the Licensed Trademarks, including removing all instances of the Licensed Trademarks from circulation, display or other use, and (c) Licensee shall promptly return any materials supplied to Licensee by Licensor hereunder at Licensee’s expense. Upon termination or expiration of this Trademark License Agreement, the following Sections shall survive: 1 (Definitions), 2.3 (Ownership), 2.4 (Restrictions), 5 (Confidentiality), 6.4 (Effect of Termination), and 8 (Miscellaneous).

7. Injunctive Relief; Costs of Actions. Notwithstanding anything to the contrary contained in this Trademark License Agreement, each of the Parties hereto acknowledges and agrees that a breach by it (or any of its Affiliates) of any of the provisions of this Trademark License Agreement would cause irreparable injury to the other Party which would not be adequately compensated by money damages. Accordingly, in addition to any and all other rights and remedies existing, the other Party and/or its successors or assigns shall be entitled to obtain an injunction, specific performance or other appropriate equitable relief upon application to any court of competent jurisdiction in order to enforce or prevent any breach or threatened breach of this Trademark License Agreement, in each case without the requirement of posting a bond or proving actual damages. The prevailing Party in any legal action brought by one Party against the other arising out of this Trademark License Agreement, will be entitled, in addition to any other rights it may have, to reimbursement of its costs and expenses associated with such legal action, including court costs and reasonable attorneys’ fees.

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8. Miscellaneous Provisions.

8.1 Notices. Any notice, request, demand other communication required or permitted hereunder shall be (a) given in writing in English (with Chinese translation, if requested by a Party at such Party’s cost) and (b) personally delivered or mailed, by prepaid, certified mail or overnight courier, or transmitted by facsimile or electronic mail transmission (including PDF), to the Party to whom such notice or communication is directed, to the mailing address or regularly-monitored electronic mail address of such Party as follows:

If to Licensor:	Attention: Paul R. Gudonis
Address: One Broadway, 14th Floor, Cambridge,
MA 02142, USA
Email: paul@myomo.com

with a copy (which shall necessarily include a copy by email to the following and alone shall not constitute notice) to:

Goodwin Procter LLP: Attention: James Xu

Address: 100 Northern Avenue, Boston, MA 02210, USA

Email: jxu@goodwinlaw.com

If to Licensee:

Attention: REN Song

Address: 801 Zitan Building, No. 27 Jianguo Road,

Chaoyang District, Beijing, PRC

Email: david.ren@ryzur.com.cn

Telephone: +86 10 58198900

Any notice given hereunder may be given on behalf of any Party by its counsel or other authorized representative.

8.2 Third Party Rights. Notwithstanding anything to the contrary in this Trademark License Agreement, the grant of rights by Licensor under this Trademark License Agreement shall be subject to and limited in all respects by the terms of the applicable Third Party agreements and arrangements pursuant to which Licensor acquired any Licensed Trademark, and all rights or sublicenses granted under this Trademark License Agreement shall be limited to the extent that Licensor may grant such rights and sublicenses under the Licensed Trademark.

8.3 Captions and Gender. The captions in this Trademark License Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof. The use in this Trademark License Agreement of the masculine pronoun in reference to a Party hereto shall be deemed to include the feminine or neuter pronoun, as the context may require.

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8.4 Parties in Interest. Nothing in this Trademark License Agreement, express or implied, is intended to confer on any person other than the Parties and their respective successors and assigns any rights or remedies under or by virtue of this Trademark License Agreement.

8.5 Governing Law; Consent to Jurisdiction.

(a) All questions concerning the construction, validity and interpretation of this Trademark License Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in the State of New York.

(b) THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY PURSUANT TO THIS TRADEMARK LICENSE AGREEMENT SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS TRADEMARK LICENSE AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.

8.6 Assignment.

(a) Licensee may not assign or transfer this Trademark License Agreement, including by operation of law or upon a change of control, without the consent of Licensor. In the case of any such permitted assignment, the assignee assumes all responsibilities under this Trademark License Agreement.

(b) This Trademark License Agreement and the obligations of the Parties hereunder shall be binding upon and enforceable by, and shall inure to the benefit of, the Parties and their respective successors, executors, administrators, estates, heirs and permitted assigns, and no others.

8.7 Severability. If any term or other provision of this Trademark License Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Trademark License Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Trademark License Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

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8.8 Relationship Between Parties. The relationship between the Parties created under this Trademark License Agreement is that of independent contractors. With respect to the relationship created under this Trademark License Agreement, the Parties are not joint venturers, partners, principal and agent, master and servant, employer and employee, and have no relationship other than as independent contracting Parties, and neither Party shall have the power to bind or obligate the other in any manner.

8.9 Entire Agreement. This Trademark License Agreement, including the Schedules hereto, and the documents referred to herein contain the entire agreement between the Parties with respect to the subject matter hereof and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

8.10 Amendments and Waiver. This Trademark License Agreement may not be amended or modified, nor may compliance with any condition or covenant set forth herein be waived, except by a writing duly and validly executed by each of the Parties hereto, or, in the case of a waiver, the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.11 Construction. Each Party hereto agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Trademark License Agreement. As used in this Trademark License Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation.

8.12 Languages and Counterparts. This Trademark License Agreement and its schedules are written in English languages. This Trademark License Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. The delivery of a counterpart hereto by facsimile or other electronic transmission shall be deemed an original.

8.13 Cooperation in Filing in the PRC. To the extent required under the PRC Trademark Law, after the Licensed Trademarks have been duly registered in the PRC State Trademark Office, the Licensor and the Licensee shall reasonably cooperate with each other to enter into standard trademark license agreement in Chinese for the Licensee to file such trademark license with the PRC State Trademark Office.

[REMAINDER OF PAGE BLANK; SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, the Parties have caused this Trademark License Agreement to be duly executed in their respective names and on their behalf, as of the date first above written.

Myomo, Inc.

By:
Title:
Date:

Jiangxi Myomo Medical Assistive Appliance Co., Ltd. (江西迈欧缪医疗辅助器具有限公司)

By:
Title:
Date:

[Signature Page to Trademark License Agreement]

SCHEDULE A

Licensed Trademarks

Mark	Class	Country	App. Filing Date	App. No.
MYOMO	10	CN	3/7/2019	TBD. Please see Exhibit A for filing receipt.
MYOPRO	10	CN	3/7/2019	TBD. Please see Exhibit A for filing receipt.

SCH A-1

EXHIBIT A TO SCHEDULE A

Exhibit A

Filing Receipt

(as attached)

SCH A-2

SCHEDULE B

Licensed Products

•	[MyoPro product line]

SCH B-1

SCHEDULE C

Trademark Notice

A federally registered trademark should carry both of the following forms of notice:

•

The symbol ® placed on the “shoulder” or the “heel” of the trademark, as in [MARK]®. Alternatively, an asterisk placed on the shoulder of the trademark with a footnote reading “Registered in the U.S. Patent and Trademark Office” or “Reg. U.S. Pat. & Tm. Off.”

•

A notation that the trademark is owned by Licensor, as in: “[MARK] is a registered trademark of Licensor”. You may place this type of notation on the page where the trademark appears. When a brochure refers to several different products, an alternative is to place this sentence at the front or back of the brochure. “The following are trademarks of Licensor:                (list of trademarks) “ .

When the trademark has not been federally registered, give one or more of the following forms of notice:

•	An asterisk placed on the shoulder of the trademark with a footnote reading “Trademark of Licensor”

•	The initials “SM” on the shoulder or heel of the mark, e.g. [MARK]SM.

•

A notation or legend that Licensor claims trademark rights, as: “[MARK], and [MARK] plus the [MARK] design are trademarks of Licensor” Place this legend in the same location as for registered trademarks.

SCH C-1